UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

Dear Shareholders:

You are cordially invited to attend the BJ’s Restaurants, Inc. Annual Meeting of Shareholders on Tuesday, June 3, 2014, at 9:00 a.m. (Pacific Daylight Time). The meeting will be held at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647.

The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. We first mailed this Proxy Statement and the enclosed Proxy Card to shareholders on May 5, 2014.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY BY MAIL, TELEPHONE OR INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

Sincerely,

Gerald W. Deitchle	Gregory A. Trojan
Chairman of the Board	President and Chief Executive Officer

IF YOU PLAN TO ATTEND THE MEETING

Please note that attendance will be limited to shareholders. Admission will be on a first-come, first-served basis. Shareholders may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BJ’s Restaurants, Inc., a California corporation, will be held at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647, on Tuesday, June 3, 2014, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

(1)	The election of eleven directors to serve until our next Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	Approval, on an advisory and non-binding basis, of the compensation of named executive officers;

(3)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (“independent auditor”) for fiscal 2014; and

(4)	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on April 24, 2014, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at our Restaurant Support Center located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647.

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

Registered holders may vote:

1.	By internet: go to http://www.investorvote.com/BJRI

2.	By toll-free telephone: call 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone.

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to the exercise of the proxy at the Annual Meeting of Shareholders.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

GERALD W. DEITCHLE

Chairman of the Board

April 30, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 3, 2014

The Proxy Statement related to our 2014 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 31, 2013, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and directions to our 2014 Annual Meeting of Shareholders are available under “Proxy Materials” in the “Investors” section of our website at http://www.bjsrestaurants.com. Our website address is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

BJ’S RESTAURANTS, INC.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS JUNE 3, 2014

INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of BJ’s Restaurants, Inc. in connection with our Annual Meeting of Shareholders and adjournments or postponements thereof to be held on June 3, 2014, at the Restaurant Support Center of BJ’s Restaurants, Inc., 7755 Center Avenue, 4th Floor, Huntington Beach, California 92647 at 9:00 a.m., Pacific Daylight Time, for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith to each shareholder and in each case is solicited on behalf of our Board of Directors for use at the Annual Meeting. We filed this Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) on or about April 30, 2014, and we expect to mail copies of this Proxy Statement to shareholders beginning on April 30, 2014. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. We may reimburse persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding solicitation materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Our directors, officers and regular administrative employees may solicit proxies personally, by telephone or electronic communication but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to us. Alternatively, internet and telephone voting will be available through 11:00 p.m., Pacific Daylight Time, on June 2, 2014. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date via the internet, telephone or mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote their shares in person.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the Annual Meeting, the shares represented by the proxy will be voted (i) FOR the election of all eleven of the nominee-directors specified herein, (ii) FOR the approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as recommended by our Board of Directors. The persons named as proxies were selected by our Board of Directors and each of them is one of our officers.

Your execution of the enclosed proxy or submitting your vote via the internet or telephone will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules apply to brokers holding our shares even though our common stock is traded on the NASDAQ Global Market. With respect to the election of the nominees for director, and to approve an advisory resolution on compensation of named executive officers, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for our 2014 fiscal year, the rules treat such a proposal as “routine” and permit member brokers to exercise voting discretion as to the uninstructed shares.

For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” Under our Bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If you properly submit your proxy but abstain from voting for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the Annual Meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so.

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposals to approve, on an advisory and non-binding basis, compensation of named executive officers, and to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the Fiscal 2013 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of either document, please contact our Investor Relations Department at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, telephone (714) 500-2400. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of shares of our Common Stock, no par value, at the close of business on April 24, 2014, (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 28,453,555 shares of Common Stock issued and outstanding, with one vote per share, held by 92 shareholders of record. We estimate that there were approximately 12,150 beneficial shareholders.

With respect to the election of directors, assuming a quorum is present, the eleven candidates receiving the highest number of votes are elected. See “Nomination and Election of Directors.” In December 2011, our Board of Directors adopted a majority voting policy which provides for majority voting for directors in uncontested elections. Under our majority voting policy, which is part of our Corporate Governance Guidelines, a director nominee must receive more “For” votes than “Withhold” votes. Abstentions will have no effect on the director election since only “For” and “Withhold” votes with respect to a nominee will be counted. Any incumbent director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to his or her election at the 2014 Annual Meeting shall tender his or her resignation within 15 days of the final vote. Our Board, within 90 days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to us, the overall composition of the Board, and whether accepting the tendered resignation would cause us to fail to meet any applicable rule or regulation, including NASDAQ listing standards. The Board promptly will disclose the decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the SEC.

To approve, on a non-binding and advisory basis, compensation of named executive officers, and to ratify the appointment of Ernst & Young LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of our Common Stock.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

The number of directors on our Board of Directors shall not be fewer than seven or more than 13 in accordance with our Bylaws. The exact number is fixed from time to time by our Board of Directors. On April 21, 2014, the Board of Directors increased the size of the Board of Directors to eleven and appointed Mark McEachen to fill the vacancy created.

Patrick Walsh and Noah Elbogen (each a “New Director Nominee” and, collectively, the “New Director Nominees”), each of whom is independent under the applicable rules of the SEC and the NASDAQ as well as our Corporate Governance Guidelines and not an incumbent director, have been nominated for election to the Board of Directors at the Annual Meeting. The following incumbent Board members are retiring from the Board effective at the Annual Meeting and, therefore, are not standing for re-election: John F. Grundhofer and William L. Hyde, Jr.

All directors are subject to election at each Annual Meeting of Shareholders. At this Annual Meeting, eleven directors will be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election as directors at this Annual Meeting are set forth in the table below. All nominees are recommended by our Board of Directors for election at the Annual Meeting and, except for the New Director Nominees, all nominees currently serve on our Board of Directors. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by our existing Board of Directors. The Board of Directors may elect to fill interim vacancies of directors. Each of our officers is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.

The eleven nominees receiving the highest number of votes cast “For” their election at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Under our majority voting policy, any director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to their election shall tender their resignation within 15 days of the final vote. See the description of our majority voting policy in “Shareholders Voting Rights” above.

Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of our directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

Director Nomination Process

The Board of Directors and the Governance and Nominating Committee periodically review and assess the size and composition of the Board in light of the collective skills and experience of current Board members and the perceived needs of the Board at a particular point in time. Our Corporate Governance Guidelines set forth the general qualifications for Board membership and procedures for identification of prospective Board candidates. The Governance and Nominating Committee, with the input of other members of the Board, develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as candidates suggested by members of our management and by our shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate.

The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of our Bylaws relating to shareholder nominations. Our Bylaws provide that only persons who are nominated in accordance with specified Bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by, or at the direction of, the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bylaws. To be timely in the case of an annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after the one year anniversary of the date on which the preceding annual meeting was called, notice by the shareholder must be received not earlier than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was first made. The shareholder’s notice must set forth certain information concerning the proposed nominee(s) and the shareholder giving notice, as set forth in the Bylaws.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, provide specific expertise or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of all of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

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the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s ability to qualify as a director when we apply for and hold certain business and liquor licenses where such qualification is required;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of our shareholders, employees, guests and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, specific business and financial expertise, experience as a director of a public company, the need for Audit Committee expertise, the evaluations of other prospective nominees, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Board is committed to increasing its diversity going forward through the recruitment of qualified members with more diverse backgrounds to fill Board vacancies as they occur.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Board has adopted age limits for members of our Board which require that any person who has reached the age of 75 shall not be nominated for initial election to the Board. However, the Governance and Nominating Committee may recommend, and the Board may approve the nomination for re-election of a director at or after the age of 75 if, in light of all the circumstances, the Board believes it is in our best interests and the best interests of our shareholders.

We previously entered into an employment agreement with Mr. Trojan that requires us to take all reasonable action within our control to cause him to continue to be appointed or elected to our Board of Directors during the term of his employment agreement.

We have also entered into an agreement with the PW Group/Luxor/Zelman Shareholders (as defined below) regarding the nomination of Noah Elbogen, Mark A. McEachen and Patrick Walsh (see “Agreement with PW Partners/Luxor Group Regarding Director Nominees”) at the Annual Meeting.

The following table sets forth certain information concerning the nominees for election as directors:

Nominee	Principal Occupation	Age
Gerald W. Deitchle	Chairman of the Board, retired President and Chief Executive Officer of BJ’s Restaurants, Inc.	62
Gregory A. Trojan	President and Chief Executive Officer of BJ’s Restaurants, Inc.	54
Peter A. Bassi	Retired Chairman of Yum! Restaurants International	64
Larry D. Bouts	Investor/Business Advisor; Former Chairman and Chief Executive Officer of Six Flags Theme Parks	65
James A. Dal Pozzo	Chairman and Chief Executive Officer of The Jacmar Companies	55
Noah Elbogen	Investment Analyst at Luxor Capital Group LP	31
J. Roger King	Retired Senior Vice President, Human Resources of PepsiCo, Inc.	73
Mark A. McEachen	Former Chief Operating Officer and Chief Financial Officer of Freedom Communications, Inc.	56
Wesley A. Nichols	Chief Executive Officer, MarketShare	49
Lea Anne S. Ottinger	Strategic Business Consultant; Managing Partner of LMR Advisors	55
Patrick Walsh	Managing Member and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC	38

Each nominee brings unique capabilities to the Board, and the Board believes the nominees as a group have the experience and skills in areas such as general business management, corporate governance, leadership development, restaurant management, finance, risk management and corporate communications that are necessary to effectively oversee our Company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders. The following is a summary of the business background of each nominee as well as other information about each nominee’s qualifications to serve as a director of our Company:

Incumbent Directors

GERALD (“JERRY”) W. DEITCHLE has been a member of our Board of Directors since November 2004 and has served as our Chairman of the Board since June 2008. He served as our President from February 2005 until December 2012 and as our Chief Executive Officer from February 2005 until his retirement in February 2013. From April 2004 to January 2005, Mr. Deitchle served as President, Chief Operating Officer and a director of Fired Up, Inc., a privately held company that owns, operates and franchises the Johnny Carino’s Italian restaurant concept. From 1995 to 2004, he was a member of the executive management team at The Cheesecake Factory Incorporated, a publicly held operator of upscale casual dining restaurants, with his last position as corporate President. From 1984 to 1995, he was employed by the parent company of Long John Silver’s Restaurants, Inc., with his last position as Executive Vice President. Mr. Deitchle currently serves as a consultant to us and as a part-time advisor to privately held businesses. He also serves on the board of directors of Committed Capital Acquisition Corporation (NASDAQ: STKS) until June 5, 2014.

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Director Qualifications:  With eight years of prior experience as our President and Chief Executive Officer and as our Chairman since June 2008, in addition to over 30 years of executive and financial management experience with large, national restaurant and retail companies, both privately-held and publicly-held, the Board believes Mr. Deitchle has the experience necessary to help guide the development of our strategic positioning and expansion plans.

GREGORY A. TROJAN has served as our President and a member of our Board of Directors since December 3, 2012, and as our Chief Executive Officer since February 1, 2013. Prior to joining us, Mr. Trojan was employed by Guitar Center, Inc., a leading retailer of musical instrument products, where he served as President, Chief Executive Officer and Director from November 2010 to November 2012 and as President, Chief Operating Officer and Director from October 2007 to November 2010. From 1998 to 2006, Mr. Trojan served as Chief Executive Officer of House of Blues Entertainment, Inc., an operator of restaurant and music venues, concerts and media properties, having served as President from 1996 to 1998. Prior to that, he held various positions with PepsiCo, Inc. from 1990 to 1996, including service as Chief Executive Officer of California Pizza Kitchen, Inc., when it was owned by PepsiCo. Earlier in his career, Mr. Trojan was a consultant at Bain & Company, the Wharton Small Business Development Center and Arthur Andersen & Company. Mr. Trojan served on the Board of Directors of Oakley, Inc. from June 2005 to November 2007. Since March 2010, he has served as a director of Domino’s Pizza, Inc.

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Director Qualifications:  As our current President and Chief Executive Officer, and with extensive experience as an executive with large, national retail, consumer products and restaurant companies, the Board believes Mr. Trojan has the necessary background and experience to lead the development and execution of our strategic positioning and expansion plans.

PETER (“PETE”) A. BASSI has been a member of our Board of Directors since September 2004 and currently serves as our Lead Independent Director. Mr. Bassi retired in 2005 as Chairman of Yum! Restaurants International (also known as “YRI”). YRI is the International Division of Yum! Brands, Inc. (“Yum!”), which operates and franchises Taco Bell, Pizza Hut, and KFC Restaurants. Mr. Bassi led YRI from June 1997 to 2005. Prior to this assignment, he was in charge of YRI’s Asian business. Yum! was created in 1997 in a spin-off from PepsiCo, Inc. Mr. Bassi joined PepsiCo in 1972 in the Pepsi-Cola Company division. During his long tenure at PepsiCo, Mr. Bassi served in various assignments at Pepsi-Cola International, Pizza Hut (U.S. and International),

Frito-Lay, and Taco Bell. Mr. Bassi currently serves as a director for publicly held Potbelly Sandwich Works and publicly held AmRest Holdings SE, which is based in Poland. From 2002 to 2009, Mr. Bassi also served on the board of publicly held The Pep Boys – Manny, Moe & Jack.

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Director Qualifications:  As a former senior executive officer of one of the largest publicly-held restaurant companies in the United States, Mr. Bassi brings uniquely-suited management experience to the Board as well as extensive marketing knowledge and expertise from his almost 40 years in the food and beverage industry. Mr. Bassi’s significant financial experience also qualifies him as an audit committee financial expert under applicable rules of the SEC. Mr. Bassi also has prior experience as a public company director.

LARRY D. BOUTS has been a member of our Board of Directors since April 2004. Mr. Bouts currently serves as an investor and advisor to several early-stage companies in various industry segments, including technology, energy and consumer-oriented businesses. Previously, Mr. Bouts served as Chairman and Chief Executive Officer of Six Flags Theme Parks while a private company. Prior to that, he led the launch of the Toys “R” Us international expansion throughout Canada, Australia, Europe, and Asia as President of the International Division, successfully developing a profitable multi-billion dollar offshore retail brand in over 25 countries. Mr. Bouts spent 13 years at PepsiCo, Inc. where he held various planning and finance positions, including Chief Financial Officer of two of PepsiCo’s operating divisions.

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Director Qualifications:  Mr. Bouts has extensive management and financial experience through his service as a chief executive officer of large consumer-discretionary segment companies, including Six Flags Theme Parks and the International Division of Toys “R” Us. Mr. Bouts also has significant financial experience which qualifies him as an audit committee financial expert under applicable rules of the SEC.

JAMES (“JIM”) A. DAL POZZO has been a member of our Board of Directors since January 2001. Since January 2013, Mr. Dal Pozzo has served as Chairman of the Board and Chief Executive Officer of The Jacmar Companies. Mr. Dal Pozzo served as the President of The Jacmar Companies from 1993 to January 2013, and was Jacmar’s Chief Financial Officer and Treasurer from 1987 to 1992. Prior to working for the Jacmar Companies, Mr. Dal Pozzo served as the Chief Financial Officer of the Ojai Ranch and Investment Company in 1992. Mr. Dal Pozzo is a certified public accountant and was with Peat Marwick from 1981 to 1987, where he specialized in the restaurant, distribution, retail and manufacturing industries.

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Director Qualifications:  Mr. Dal Pozzo’s experience as the chief executive officer of a holding company with interests in foodservice distribution, restaurants and real estate development provides him with extensive knowledge of the food distribution, supply chain operations and restaurant industry. Mr. Dal Pozzo also has experience in risk management in food distribution and supply chain and has also gained significant experience and knowledge of the restaurant industry through his service on the Board. Mr. Dal Pozzo is also a certified public accountant.

J. ROGER KING has been a member of our Board of Directors since April 2002. Mr. King spent 29 years in the human resources field at PepsiCo, Inc. During that tenure, he served as Senior Vice President of Human Resources at PepsiCo, Inc., Vice President of Labor Relations at Frito-Lay and Vice President of Human Resources at Pizza Hut. Mr. King also serves on the Board of Trustees of Texas Christian University. In addition, he has served as Chairman of the Employee Relations Committee of The Business Roundtable and Vice Chairman of the Labor Policy Association in Washington, D.C. Mr. King previously served on the boards of Northeast National Bank in Fort Worth, Texas and the Personnel Group of America Inc.

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Director Qualifications:  Mr. King has extensive management experience through his service as a senior executive officer with PepsiCo, Inc. and its operating divisions. He also has a thorough understanding of human resources issues and employee relations, which has benefited the Board and management in shaping our culture and compensation practices.

MARK A. MCEACHEN has been a member of our Board of Directors since April 2014. Mr. McEachen served as Executive Vice President of Freedom Communications, Inc., a national information and entertainment company of print publications and interactive businesses, from February 2013 to July 2013. From April 2010 to February 2013, Mr. McEachen served as Freedom Communication Inc.’s Executive Vice President, Chief Operating Officer and Chief Financial Officer and from May 2009 to April 2010, Mr. McEachen served as its Senior Vice President and Chief Financial Officer. Mr. McEachen was hired by Freedom Communication Inc. to help guide it through its Chapter 11 proceedings. He previously served as Chief Financial Officer of Fabrik, Inc., a designer, manufacturer and marketer of online services solutions, as well as interim Chief Executive Officer and Chief Operating and Financial Officer of BridgeCo Inc., a digital entertainment networking company. Mr. McEachen has served on the Dex Media, Inc. Board of Directors since April 2013; he previously served as a Director of Dex One Corporation (NASDAQ: DXM) from January 2010 to April 2013. Mr. McEachen intends to resign from the board of directors of Dex Media, Inc. in May 2014.

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Director Qualifications:  Mr. McEachen’s financial expertise and senior management experience as a chief operating and financial officer, as well as his public company board experience, make him well qualified to serve as a member of the Board.

WESLEY A. NICHOLS has been a member of our Board of Directors since December 2013. Mr. Nichols is co-founder and Chief Executive Officer of MarketShare, a leading analytics company that helps companies grow revenue more efficiently via predictive marketing analytics and cross-media attribution to quantify what drives demand. Prior to starting MarketShare, Mr. Nichols was with Omnicom Group (NYSE: OMC) as President and CEO of TEQUILA, North America, one of the world’s largest digital marketing agency networks. TEQUILA developed digital marketing solutions for clients like Nissan, Sony, Pfizer, Adidas, and numerous other key brands. From 1994 to 2001, he was co-founder and Managing Partner of Direct Partners, which was acquired by Omnicom Group. Mr. Nichols is also a member of the Board of Trustees at Randolph-Macon College.

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Director Qualifications:  Mr. Nichols has extensive marketing experience, especially as it relates to marketing strategy, digital and mobile marketing, predictive analytics and optimization. Such experience has benefited the Board and management in formulating its marketing strategies and efforts to create brand awareness and drive incremental sales.

LEA ANNE S. OTTINGER has been a member of our Board of Directors since August 2010. In 1998, Ms. Ottinger founded LMR Advisors, where she serves as a strategic business consultant supporting growth-oriented businesses primarily in the consumer/retail sector. Building upon her career in private equity (as a Vice President of Berkshire Partners, and its predecessor, Thomas H. Lee Company), her focus is on mergers & acquisitions and monetization strategies that enhance business expansion and realization of stakeholder financial objectives. From 1990 to 1998, she was a franchise owner and operator of several of The Body ShopTM skin and hair care stores, and served as a national representative to the Franchisee Board. Ms. Ottinger currently serves on the Board of Directors of Savers, Inc., the largest thrift store retailer in the world. From June 2004 until its acquisition in March 2010, she served on the Board of Directors of Bare Escentuals, Inc. (formerly NASDAQ: BARE), one of the leading cosmetic companies in the United States. Ms. Ottinger is also a member of Stanford Women on Boards.

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Director Qualifications:  Ms. Ottinger has significant investment and financial expertise from her many years as a principal in private equity and as a strategic business advisor specializing in mergers and acquisitions, all of which has benefited the Board. She has been involved in the acquisition, sale, advisory role, or operations of over 20 companies, with an emphasis on growth-oriented businesses in the consumer/retail sector. She also has prior experience as a public company director with experience in governance, board oversight, strategic planning, and audit functions.

New Director Nominees

NOAH ELBOGEN has served as an Investment Analyst at Luxor Capital Group, LP, a New York-based investment manager, where he focuses primarily on the consumer sector since July 2011. Prior to joining Luxor Capital Group, Mr. Elbogen served as a Research Analyst covering the consumer sector at S.A.C. Capital Management, LLC from August 2009 to June 2011, at Highbridge Capital Management, LLC from January 2007 to January 2009, and at Scout Capital Management LLC from August 2005 to January 2007. Mr. Elbogen began his investment career as an Equity Research Associate at Bear Stearns where he covered the Specialty Retail and Hardlines sectors. Mr. Elbogen also serves in an advisory role to Murray’s Falafel, a privately held fast-casual restaurant, which he co-founded in 2002.

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Director Qualifications:  Mr. Elbogen has significant investment, financial and operations experience from his twelve years as an institutional investor and research analyst, and has experience as an operator in the restaurant industry, all of which make him well qualified to serve as a director.

PATRICK WALSH has served as the Managing Member and Chief Executive Officer of PW Partners, LLC, the general partner of PW Partners Master Fund LP (“PW Master Fund”), and PW Partners Atlas Funds, LLC, the general partner of PW Partners Atlas Fund II LP (“Atlas Fund II”) and PW Partners Atlas Fund LP (“Atlas Fund I”) since August 2012. In addition, since September 2012, Mr. Walsh has served as Managing Member of PW Partners Capital Management LLC, the management company with respect to each of Atlas Fund I, Atlas Fund II and PW Master Fund. From December 2011 to August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a value-oriented, private investment firm. From September 2011 to December 2011, Mr. Walsh engaged in activities relating to the formation of PWK Partners, LLC and its affiliated funds. From March 2008 to September 2011, Mr. Walsh served as a Partner at Oak Street Capital Management, LLC, a long-short, value-oriented, private investment management firm. Mr. Walsh has served as a director of Famous Dave’s of America, Inc. (NASDAQ: DAVE), an owner, operator and franchisor of barbecue restaurants, since April 2013, where he also serves as Chairman of the Compensation Committee and as a member of the Strategic Planning and Audit Committees. Mr. Walsh is a Chartered Financial Analyst.

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Director Qualifications:  Mr. Walsh has extensive background in financial analysis as well as a broad understanding of operational, financial and strategic issues facing public companies, all of which make him well qualified to serve as a member of the Board. In addition, Mr. Walsh’s significant experience in the restaurant industry as both an investor and as a director will benefit the Board.

Agreement with PW Partners/Luxor Group Regarding Director Nominees

On April 21, 2014, we entered into an agreement (the “PW/Luxor Agreement”) with Atlas Fund II, Atlas Fund I, PW Partners Master Fund LP, PW Partners Atlas Funds, LLC (“Atlas Fund GP”), PW Partners, LLC (“PW Master Fund GP”), PW Partners Capital Management LLC (“PW Capital Management”), Patrick Walsh (collectively, with Atlas Fund II, Atlas Fund I, PW Master Fund, Atlas Fund GP, PW Master Fund GP and PW Capital Management, the “PW Group Shareholders”), Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Wavefront, LP (the “Wavefront Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Luxor Spectrum Offshore Master Fund, LP (the “Spectrum Master Fund”), Luxor Spectrum Offshore, Ltd. (the “Spectrum Feeder Fund” and, collectively with the Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund and the Spectrum Master Fund, the “Luxor Funds”), LCG Holdings, LLC (“LCG Holdings”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”), Christian Leone (collectively with the Luxor Funds, LCG Holdings, Luxor Capital Group and Luxor Management, the “Luxor Shareholders”), Zelman Capital, LP (“Zelman LP”), Zelman Capital, LLC (“Zelman LLC”), David S. Zelman (“Mr. Zelman”) and Jason G. Bernzweig (“Mr. Bernzweig” and collectively, with Zelman LP, Zelman LLC and

Mr. Zelman, the “Zelman Shareholders”) (the Zelman Shareholders collectively with the Luxor Shareholders and the PW Group Shareholders, the “PW Group/Luxor/Zelman Shareholders”).

Under the PW/Luxor Agreement, we agreed to increase the size of the Board of Directors from ten to eleven members and appoint Mark A. McEachen to the Board simultaneously with the execution of the PW/Luxor Agreement. In addition, we agreed to include Mr. Walsh, Mr. McEachen and Mr. Elbogen (collectively, the “New Nominees”) in our slate of directors at the Annual Meeting and to recommend and solicit proxies for their election. Subject to their election as directors at the Annual Meeting, we agreed to appoint Mr. Walsh and Mr. McEachen to serve on the Compensation Committee (which shall be increased from four members to five members), Mr. McEachen to serve on the Audit Committee and Mr. Elbogen to serve on the Governance and Nominating Committee.

In the event that any New Nominee is not elected at the Annual Meeting, we have agreed to cause an existing director (other than a New Nominee) to resign from the Board and appoint the unelected New Nominee as a director to fill the vacancy created by such resignation. If any of the New Directors or his replacement is unable or unwilling to serve for any reason at any time prior to ten business days prior to the deadline for shareholders to submit director nominations at the Company’s 2015 Annual Meeting (the “Covered Period”) and the PW Group/Luxor/Zelman Shareholders continue to own in the aggregate at least 7.5% of the then outstanding shares of our Common Stock, then the PW Group/Luxor/Zelman Shareholders will be entitled to select a replacement who is qualified and is independent under applicable NASDAQ and SEC rules and the Company’s Corporate Governance Guidelines and is reasonably acceptable to and approved by the Governance and Nominating Committee.

Pursuant to the PW/Luxor Agreement, each of the PW Group/Luxor/Zelman Shareholders has agreed to vote all shares of our Common Stock beneficially owned by such shareholder in favor of the Board’s nominees including the New Nominees at the Annual Meeting, as well as in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2014 and in favor of the approval, on an advisory and non-binding basis, of the compensation of our named executive officers.

The PW/Luxor Agreement also imposes certain “standstill” restrictions on the PW Group/Luxor/Zelman Shareholders during the Covered Period. During the Covered Period, the PW Group/Luxor/Zelman Shareholders and their affiliates shall not, among other things, (i) engage in various proxy or other solicitation activities, (ii) form or join a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with other persons, (iii) own more than a certain percentage of the Company’s shares (19.99%, so long as any of the PW Group Shareholders, Luxor Shareholders or Zelman Shareholders remain a group with any of the others, or otherwise 8.5% with respect to the PW Group Shareholders, 13.5% with respect to the Luxor Shareholders and 1.0% with respect to the Zelman Shareholders), (iv) propose or participate in any merger, tender offer or other extraordinary transaction involving the Company, subject to certain exceptions, (v) engage in short sales or any purchase of any right with respect to any security the value of which relates to a decline in the value of the securities of the Company, subject to certain exceptions, (vi) propose or attempt to call a special meeting of shareholders, nominate any candidate to the Board, seek the removal of any member of the Board, solicit consents from shareholders or otherwise act or seek to act by written action, conduct a referendum of shareholders or make a request for any shareholder list or other Company books and records, (vii) take any action in support of or make any proposal or request that constitutes (A) advising, controlling, changing or influencing the Board, except as set forth in the PW/Luxor Agreement, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Articles of Incorporation or Bylaws, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, (viii) make any public disclosure with respect to the Board, the Company, its management, policies or affairs or its securities that is inconsistent with the PW/

Luxor Agreement, (ix) enter into any understandings with any third party with respect to any of the foregoing or seek to persuade any third party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing or (x) publicly request an amendment or waiver to the PW/Luxor Agreement.

A more detailed description of the PW/Luxor Agreement is contained in our Current Report on Form 8-K filed with the SEC on April 22, 2014.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES THEREOF

Determination of Director Independence

In April 2014, the Board undertook its annual review of director independence with respect to its incumbent directors and the New Director Nominees. During this review, the Board considered transactions and relationships between us and our subsidiaries and affiliates and each of our incumbent directors and New Director Nominees or any members of their immediate family, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the applicable rules of the SEC and the NASDAQ as well as our Corporate Governance Guidelines.

As a result of this review, the Board affirmatively determined that all of our directors who served as directors for fiscal 2013 or who are nominated for election at the Annual Meeting are independent of us and our management under the applicable rules of the SEC and the NASDAQ, with the exception of Messrs. Deitchle, Trojan and Dal Pozzo. Mr. Deitchle is not considered to be independent due to his current service as a consultant to us as well as his recent service as our President and Chief Executive Officer. Mr. Trojan is not considered to be independent due to his current service as our President and Chief Executive Officer. Mr. Dal Pozzo is not considered to be independent due to his employment as Chairman and Chief Executive Officer of The Jacmar Companies, which currently provides certain food and supply distribution services to us.

Board Meetings and Board Committees

The Board met six times during fiscal 2013. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total meetings of all committees of the Board on which he or she served that were held during the last fiscal year. At the end of each regularly scheduled quarterly Board meeting, the non-employee directors met in executive session without members of management present. While we do not have a policy regarding Board member attendance at our Annual Meeting, all directors who were then serving as directors attended our annual shareholders’ meeting in June 2013. All incumbent directors and New Director Nominees are expected to attend the Annual Meeting this year. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attendance at meetings of our shareholders, the Board and those committees of which he or she is a member.

The business of our Board of Directors is conducted through full meetings of the Board of Directors, as well as through meetings of its three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The current composition of each board committee is set forth below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Board of Directors
Gerald W. Deitchle				Chair
Gregory A. Trojan				X
Peter A. Bassi	X	X	Chair	X
Larry D. Bouts (2)	X		X	X
James A. Dal Pozzo				X
John F. Grundhofer (1)	Chair		X	X
William L. Hyde, Jr. (1)		X		X
J. Roger King		Chair	X	X
Mark A. McEachen				X
Wesley A. Nichols			X	X
Lea Anne S. Ottinger		X		X

(1)	Mr. Grundhofer and Mr. Hyde are retiring from the Board effective at the Annual Meeting and will cease service as members of the Board and any committees thereof immediately following the Annual Meeting.

(2)	In April 2014, the Board appointed Mr. Bouts to succeed Mr. Grundhofer as Chairman of the Audit Committee upon his retirement effective at the Annual Meeting.

Pursuant to the terms of the PW/Luxor Agreement, subject to their election at the Annual Meeting, it is expected that the Company will appoint Mr. Walsh and Mr. McEachen to serve on the Compensation Committee (which shall be increased from four members to five members), Mr. McEachen to serve on the Audit Committee, and Mr. Elbogen to serve on the Governance and Nominating Committee.

Audit Committee

Our Board maintains an Audit Committee which reviews and reports to the Board on various auditing, internal control and accounting matters, including the quarterly reviews and annual audit report from our independent auditor. Throughout fiscal 2013, the Audit Committee consisted of Mr. Grundhofer, Mr. Bouts and Mr. Bassi, all of whom are independent directors under applicable NASDAQ and SEC rules. In addition, the Board has determined that each of the members of our Audit Committee qualify as an audit committee financial expert under applicable SEC rules. Mr. Grundhofer served as the Chairman of the Audit Committee in 2013. The Audit Committee held seven meetings during the last fiscal year. See “Report of the Audit Committee” for a further description of the functions performed by the Audit Committee. The charter for the Audit Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Compensation Committee

The Compensation Committee determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Compensation Committee also determines annual cash incentive bonuses under our Performance Incentive Plan as well as awards under our equity incentive plans, including our 2005 Equity Incentive Plan. Throughout fiscal 2013, the Compensation Committee consisted of Mr. King, Mr. Bassi, Mr. Hyde and Ms. Ottinger. All of the members of the Compensation Committee are independent directors. Mr. King is the Chairman of the Compensation Committee. The Compensation Committee held five meetings during the last fiscal year. See “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The charter for the Compensation Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Governance and Nominating Committee

Our Board also maintains a Governance and Nominating Committee that is responsible for developing, implementing and monitoring policies and practices relating to our corporate governance. The Governance and Nominating Committee, in conjunction with management, implements our Code of Integrity, Ethics and Conduct which covers all of our directors, officers and management employees and is designed to promote the honest and ethical conduct of our business. In addition, the Committee develops and implements our Corporate Governance Guidelines. The Committee also prepares and supervises the Board’s annual review of directors’ independence and the Board’s performance self-evaluation.

Until the resignation of Henry Gomez as a director in August 2013, the Governance and Nominating Committee consisted of Mr. Grundhofer, Mr. Gomez, Mr. King and Mr. Bouts, all of whom are independent directors. As of December 16, 2013, Mr. Nichols filled the vacancy in the Governance and Nominating Committee created by Mr. Gomez’s resignation. Mr. Grundhofer served as Chairman of the Committee throughout fiscal 2013. In April 2014, Mr. Bassi was added as a member of the Governance and Nominating

Committee and appointed its Chairman in place of Mr. Grundhofer who will remain on the Committee until his retirement is effective at the Annual Meeting. The Governance and Nominating Committee conducted its business within the context of regularly scheduled quarterly Board meetings and also held three separate meetings during the last fiscal year. The charter for the Governance and Nominating Committee is available under “Corporate Governance” in the “Investors” section of our website at http://www.bjsrestaurants.com.

Corporate Governance Materials Available on Company Website

Information relating to our corporate governance is available in the Corporate Governance section of our website including:

•	Code of Integrity, Ethics and Conduct

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Governance and Nominating Committee Charter

You may obtain copies of these materials, free of charge, by sending a written request to: Senior Vice President and General Counsel, BJ’s Restaurants, Inc., 7755 Center Avenue, Suite 300, Huntington Beach, California 92647. Please specify which documents you would like to receive.

If we make any substantive amendments to the Code of Integrity, Ethics and Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Integrity, Ethics and Conduct to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Shareholder Communications

Any shareholder who wishes to communicate directly with the Board of Directors or one or more specific directors may send a letter marked as “confidential” addressed to the Board of Directors, or to the specific director(s) intended to be addressed, to our Restaurant Support Center located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647. In turn, we will forward all such communications to the Board of Directors or to the specific directors identified by the shareholder. Our current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

Board Involvement in Risk Oversight

Our management is principally responsible for defining the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the Audit Committee. As such, the Audit Committee is responsible for reviewing our risk assessment and risk management policies. Accordingly, management regularly reported to the

Audit Committee and to the full Board on risk management during fiscal 2013. The Audit Committee, in turn, reported on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing us, including operational, market, credit, liquidity and legal risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Board Leadership Structure and Lead Independent Director

Our Board leadership structure includes active independent directors. The independent directors meet in executive session at each regularly scheduled quarterly Board meeting and each standing Board committee is comprised solely of and led by independent directors.

Our governance documents, including our Corporate Governance Guidelines, provide the Board with flexibility to select the appropriate leadership structure. In determining the leadership structure, the Board considers the best interests of the shareholders, our Company and specific business needs. From June 2008 until his retirement as Chief Executive Officer in February 2013, Mr. Deitchle served in the combined roles of Chairman and Chief Executive Officer. The Board believes that Mr. Deitchle was and continues to be best situated to serve as Chairman in light of his 36 years of executive and financial management experience with high growth restaurant companies and his eight years of prior service to the Company as its CEO. We believe the oversight provided by the Board’s independent directors, the work of the Board’s committees previously described and the coordination between the Chief Executive Officer and the independent directors, as conducted by the Lead Independent Director, all provide effective oversight of our strategic plans and operations.

Mr. Trojan was appointed as a director and as our President in December 2012 and as Chief Executive Officer in February 2013. In light of Mr. Trojan’s limited tenure as an officer and the demands of his oversight of the day to day operations, the Board believes that the separation of the role of Chief Executive Officer and Chairman is appropriate at this time. In particular, it permits Mr. Trojan to focus his full time and attention on the business, the supervision of which has become increasingly complex as we have grown. In addition, the structure permits Mr. Deitchle to direct his attention to broader strategic issues considered by the Board. Moreover, Mr. Deitchle’s extensive experience with us makes him particularly well-suited to help the Board perform its oversight functions. The Board may re-evaluate the effectiveness of this structure in the future.

In March 2008, our Board of Directors created the position of Lead Independent Director to chair the Board’s executive sessions of non-employee directors. The Lead Independent Director also reviews and approves the agenda for each full meeting of the Board and performs such other duties as the Board may, from time to time, assign to assist the Board and its various committees in fulfilling their respective responsibilities. Mr. Bassi currently serves as our Lead Independent Director. We believe that maintaining a Lead Independent Director is appropriate in light of the fact that, while Mr. Deitchle is no longer an employee, as a former officer he is not considered “independent” under applicable NASDAQ rules and, as a result, the Board does not believe it is appropriate for him to lead or participate in executive sessions of the non-employee directors or perform functions typically associated with independent directors.

Director Compensation

All directors who are elected to the Board and who are not employees of us or any of our subsidiaries receive compensation for their services. Directors who also are our employees do not receive any additional compensation for serving on the Board. Shares for equity awards to non-employee directors are issued from our 2005 Equity Incentive Plan, which has been approved by our shareholders, pursuant to which we are authorized to grant shares of our Common Stock and share-based awards to directors. All non-employee directors are required to hold shares of our Common Stock with a value equal to four times the amount of the annual cash retainer paid to non-employee directors, calculated using the most current year annual cash retainer adopted by the Board. See “Director Stock Ownership Guidelines” in this Proxy Statement. We reimburse directors for travel to board meetings and related expenses and for any costs incurred in connection with attending director continuing education programs.

The Compensation Committee periodically reviews director compensation in order to make sure that the compensation levels are appropriate and consistent with the director compensation programs at comparable companies. The Compensation Committee’s most recent review was completed in early 2012. Effective June 1, 2012, the Board, upon the recommendation of the Compensation Committee, approved the following compensation for non-employee directors:

•	an annual cash retainer of $50,000, payable in quarterly installments;

•	additional annual cash retainers of $10,000, paid in quarterly installments, to the Chairpersons of our Audit, Compensation, and Governance and Nominating Committees;

•	an additional annual cash retainer paid to our Lead Independent Director of $15,000, payable in quarterly installments;

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an annual equity award of $80,000, in fair market value, on the date of grant and consisting of one-half in stock options and one-half in restricted stock units (RSUs), which vest ratably over a three-year period from the date of grant; and

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an initial equity award to a non-employee director upon joining the Board having a total fair market value of $100,000, on the date of grant, consisting of one-half in stock options and one-half in RSUs. This initial equity award is granted as of the date of the recipient’s election to the Board if the election date is open for trading under our “blackout” policy for stock trading, or as of the first open trading day after the election date if the election date is not open for trading under our “blackout” policy.

For both the initial and annual equity awards to non-employee directors, the underlying number of option shares is determined using the Black-Scholes option pricing model; the number of RSUs is determined based on the closing market price of our Common Stock on the date of grant; and all equity awards vest in equal annual installments over a three-year period. If a non-employee director dies or retires from the Board after at least six years of continuous service, any unvested options or other awards held by the non-employee director shall become fully vested as of the date of death or retirement.

Effective July 1, 2013, the Board approved the payment of an additional annual cash retainer to any non-employee Chairman of the Board of $25,000, payable in quarterly installments.

The following table sets forth information concerning the compensation of our non-employee directors during fiscal 2013:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Peter A. Bassi (5)	65,000	40,011	39,989	145,000
Larry D. Bouts (6)	50,000	40,011	39,989	130,000
James A. Dal Pozzo (7)	50,000	40,011	39,989	130,000
Gerald W. Deitchle (8)	62,500	—	—	62,500
Henry Gomez (9)	25,000	40,011	39,989	105,000
John F. Grundhofer (10)	70,000	40,011	39,989	150,000
William J. Hyde, Jr. (11)	50,000	40,011	39,989	130,000
J. Roger King (12)	60,000	40,011	39,989	140,000
Wesley A. Nichols (13)	12,500	—	—	12,500
Lea Anne S. Ottinger (14)	50,000	40,011	39,989	130,000

(1)	Directors who are also our employees receive no additional compensation for serving on the Board of Directors. The compensation of Gerald W. Deitchle, our Chairman and retired President and Chief Executive Officer, and Gregory A. Trojan, our current President and Chief Executive Officer, is reflected in the Summary Compensation Table. In 2013, Mr. Deitchle entered into a Consulting Agreement with us, the terms of which are described under “Certain Relationships and Related Party Transactions” in this Proxy Statement.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2013. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“Codification”) Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are ultimately realized, they will have this or any other value. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to 2013 grants, refer to Note 1 of our Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC. See the Grants of Plan-Based Awards Table for the information on options granted in 2013 in this Proxy Statement.

(4)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2013. Instead, these amounts reflect the aggregate grant date fair value of awards granted in fiscal 2013 computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these option awards are ultimately exercised, they will have this or any other value. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to 2013 grants, refer to Note 1 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(5)	Aggregate number of option and stock awards outstanding held by Mr. Bassi at December 31, 2013 is 41,225.

(6)	Aggregate number of option and stock awards outstanding held by Mr. Bouts at December 31, 2013 is 54,589.

(7)	Aggregate number of option and stock awards outstanding held by Mr. Dal Pozzo at December 31, 2013 is 46,994.

(8)	Effective July 1, 2013, the Compensation Committee of the Board approved the payment to Mr. Deitchle of the same compensation for service as a non-employee director as received by other non-employee directors, including an additional cash retainer of $25,000 per year for service as the Chairman of the Board. Mr. Deitchle did not receive any equity award in 2013 for his service as a non-employee director. Amounts reflected only include payments to Mr. Deitchle as a non-employee director and exclude amounts payable for his prior service as an executive officer and as a consultant to us, which amounts are reflected in the Summary Compensation Table.

(9)	Mr. Gomez resigned as a director effective August 28, 2013 and the aggregate number of option awards outstanding held by Mr. Gomez at December 31, 2013 is 13,328.

(10)	Aggregate number of option and stock awards outstanding held by Mr. Grundhofer at December 31, 2013 is 26,588.

(11)	Aggregate number of option and stock awards outstanding held by Mr. Hyde at December 31, 2013 is 27,612.

(12)	Aggregate number of option and stock awards outstanding held by Mr. King at December 31, 2013 is 41,225.

(13)	Mr. Nichols joined the Board as a director in December 2013 and had no outstanding options or stock awards at December 31, 2013.

(14)	Aggregate number of option and stock awards outstanding held by Ms. Ottinger at December 31, 2013 is 33,295.

Director Stock Ownership Guidelines

Effective January 3, 2007, the Board resolved that all non-employee directors are required to hold shares of our Common Stock with a value equal to four times the amount of the annual base cash retainer paid to non-employee directors, calculated using the most current year annual cash retainer adopted by the Board (currently $200,000). All non-employee directors are required to achieve these guidelines within four years of joining the Board. Shares that count towards satisfaction of these guidelines include:

•	Stock purchased on the open market;

•	Stock obtained through stock option exercises;

•	Stock obtained from the vesting of restricted stock units;

•	Deferred stock units; and

•	Stock beneficially owned in a trust, by spouse and/or minor children.

Mr. Bouts, Mr. Bassi, Mr. Dal Pozzo, Mr. Deitchle, Mr. Grundhofer, Mr. Hyde and Mr. King all currently comply with our director stock ownership guidelines. Since Mr. McEachen joined the Board in April 2014, Mr. Nichols joined the Board in December 2013, and Ms. Ottinger joined the Board in August 2010, each has additional time to comply with our ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference therein.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in overseeing and monitoring our financial reporting practices. The members of the Audit Committee are independent (as such term is defined in the applicable rules of the NASDAQ and the SEC). In addition, all members of the Audit Committee have been designated as “audit committee financial experts” (as such term is defined by Item 407(d)(5)(ii) of Regulation S-K).

As more fully described in its charter, the Audit Committee oversees our financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of our consolidated financial statements by our independent auditor. The Audit Committee appointed and the shareholders ratified Ernst & Young LLP (“E&Y”) as our independent auditor for fiscal year 2013. Management has the primary responsibility for our consolidated financial statements and the financial reporting process, including our system of internal controls. E&Y, as our independent auditor, is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2013 with management and E&Y. Management and E&Y have represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

In addition, during the most recent fiscal year, the Audit Committee:

•	reviewed and discussed our audited financial statements with management and with E&Y;

•	reviewed with E&Y their judgments as to the quality, not just the acceptability, of our consolidated financial statements for fiscal year 2013;

•	discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Board in Rule 3200T;

•

received from E&Y written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with E&Y, the independent auditors’ independence; and

•	discussed with E&Y the overall scope and plans for their respective audits.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The Committee and the Board have also appointed Ernst & Young LLP as our independent auditor for fiscal year 2014.

The Audit Committee

John F. Grundhofer, Chairman	Larry D. Bouts	Peter A. Bassi

ADVISORY RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 2 ON PROXY CARD)

In accordance with SEC rules, the Board asks shareholders for advisory approval of the compensation of our named executive officers. Pursuant to an advisory vote at our 2011 Annual Meeting, our shareholders elected to hold such votes on an annual basis, and we intend to include an advisory shareholder vote on compensation of named executive officers in our proxy materials every year until the next shareholder vote on the frequency of the advisory vote to approve compensation of named executive officers. Accordingly, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our named executive officers, as we have described it in the “Executive Compensation” section of this Proxy Statement.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we have designed our executive compensation program to attract, retain and motivate the highest quality executive officers, directly link their pay to performance, and build long-term value for our shareholders. The key objectives of our executive compensation program, as described in the Compensation Discussion and Analysis, are:

Objective	How Our Compensation Program for Named Executive Officers Achieves This Objective
Pay For Performance

•Aligning named executive officers’ compensation with short-term and long-term Company and individual performance

•Setting a significant portion of each named executive officer’s targeted total direct compensation to be in the form of variable compensation tied to our overall performance

Attract And Retain Top Talent

•Targeting total direct compensation in the 50th percentile range among companies with which we compete for executive talent

•Competing effectively for the highest quality people who will determine our long-term success

Align Executive Compensation With Shareholders

•Providing equity compensation in alignment with long-term performance

•Establishing a significant portion of each named executive officer’s indirect compensation to be based on achieving long-term shareholder value

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 24 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Additionally, the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 34 through 39, provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our long-term success. In summary, our compensation is designed to reward executives when we achieve strong financial and operational results and, likewise, to provide reduced pay when financial and operating results are not as strong. We believe the compensation of our named executive officers for fiscal 2013 is reflective of and consistent with that intent.

This “say-on-pay” proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under “Executive Compensation” and cast a vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers through the following resolution:

RESOLVED, that the shareholders of BJ’s Restaurants, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for our 2014 Annual Meeting of Shareholders.

This “say-on-pay” vote is advisory and, therefore, not binding on us, the Compensation Committee or the Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board or the Committee or create or imply any additional fiduciary duty by our directors. Our Board and Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

ADVISORY RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

(PROPOSAL NO. 3 ON PROXY CARD)

The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the fiscal year ending December 30, 2014 (fiscal 2014), and the Board is recommending shareholders ratify that appointment at the Annual Meeting. Ernst & Young LLP does not have, and has not had at any time, any direct or indirect financial interest in us or any of our subsidiaries and does not have, and has not had at any time, any relationship with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither BJ’s Restaurants, Inc. nor any of our officers or directors has or has had any interest in Ernst & Young LLP.

As a matter of good corporate governance, the Board has determined to submit the appointment of Ernst & Young LLP to the shareholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will reconsider its appointment of an independent registered public accounting firm for future periods.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of Ernst & Young LLP, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent auditors.

Fees Billed by Ernst & Young LLP

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2013 (fiscal 2013) and January 1, 2013 (fiscal 2012) by our independent auditor, Ernst & Young LLP:

	2013	2012
Audit Fees (1)	$391,043	$380,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,665	$1,995

(1)	These amounts represent fees of Ernst & Young LLP for the audit of our consolidated financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of our management’s assessment of internal controls over financial accounting and reporting as required by the Sarbanes-Oxley Act of 2002, and the services that an independent auditor would customarily provide in connection with audits, regulatory filings and similar engagements for the fiscal year.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to appoint and terminate our independent auditors, to pre-approve their performance of audit services and permitted non-audit services, to approve all audit and non-audit fees, and to set guidelines for permitted non-audit services and fees. All the services rendered by Ernst& Young LLP during fiscal 2013 and 2012 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee, and there were no instances of waiver of approval requirements or guidelines during the same periods.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (a) each of our directors, (b) each executive officer identified in the Summary Compensation Table, (c) all of our executive officers and directors as a group, and (d) each person known by us to be the beneficial owner of 5% or more of the issued and outstanding shares of our Common Stock. Ownership of less than 1% is indicated by an asterisk.

	Shares Beneficially Owned (1)
Name and Address (2)	Number of Shares (3)		Percentage of Class (3)

Luxor Management, LLC	3,203,119	(4)	11.26%

1114 Avenue of the Americas, 29th Floor New York, NY 10036

The Jacmar Companies	3,147,666	(5)	11.06%

c/o The Jacmar Company 2200 W. Valley Boulevard Alhambra, CA 91803 Attention: James Dal Pozzo

BlackRock, Inc.	2,174,830	(6)	7.64%

40 East 52nd Street New York, NY 10022

Manning & Napier Advisors, LLC	1,918,016	(7)	6.74%

290 Woodcliff Drive Fairport, NY 14450

The Vanguard Group	1,563,039	(8)	5.49%

100 Vanguard Boulevard Malvern, PA 19335

Morgan Stanley	1,557,471	(9)	5.47%

1585 Broadway New York, NY 10036

Gerald W. Deitchle	730,100	(10)	2.51%

James A. Dal Pozzo	3,192,062	11)	11.20%

John F. Grundhofer	70,178	(12)	*

J. Roger King	70,853	(13)	*

Larry D. Bouts	115,667	(14)	*

Peter A. Bassi	77,303	15)	*

William J. Hyde, Jr.	28,190	(16)	*

Lea Anne S. Ottinger	31,173	(17)	*

Wesley A. Nichols	—	(18)	*

Patrick Walsh	1,180,714	(19)	3.98%

Mark A. McEachen	—		*

	Shares Beneficially Owned (1)
Name and Address (2)	Number of Shares (3)		Percentage of Class (3)

Noah Elbogen	—		*

Gregory A. Trojan	52,573	(20)	*

Gregory S. Levin	125,859	(21)	*

Gregory S. Lynds	28,728	(22)	*

Wayne L. Jones	60,761	(23)	*

Brian S. Krakower	3,386	(24)	*

All current directors and executive officers as a group (21 persons)	6,053,936	(25)	20.36%

*	Less than 1%

(1)	The persons named in the table, to our knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2)	The address of our officers and directors is at our principal executive offices at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647.

(3)	Percent of class is based on the number of shares issued and outstanding (28,453,555) on the Record Date (April 24, 2014). In addition, shares of Common Stock which a person had the right to acquire within 60 days of the Record Date are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. This does not include shares issuable upon exercise of any options issued by us which are not exercisable within 60 days from the Record Date.

(4)	Based on an Amendment No. 3 to Schedule 13D filed on April 22, 2014, it is our belief that Luxor Management, LLC and its affiliates beneficially owned the number of shares indicated as of February 28, 2014. Luxor Management, LLC, as the general partner of Luxor Capital Group, LP, may be deemed to beneficially own the shares that are beneficially owned by Luxor Capital Group, LP. Luxor Capital Group, LP, as the investment manager of certain Luxor funds (the “Luxor Funds”) and a separately managed account, may be deemed to beneficially own 3,076,944 shares owned by such funds and 126,175 owned by the separately managed account. LCG Holdings, LLC, as the general partner of certain Luxor Funds, may be deemed to beneficially own the 3,076,944 shares owned by such Luxor Funds. Christian Leone, as the managing member of Luxor Management, LLC, may be deemed to beneficially own the 3,203,119 shares beneficially owned by Luxor Management LLC.

(5)	Consists of 1,678,519 shares held of record by The Jacmar Companies, 1,123,321 shares held by the William Tilley Trust, 320,426 shares held by Tilley family members and affiliates and 25,400 held by the Tilley Family Foundation. The Jacmar Companies are controlled by the William Tilley Trust with James A. Dal Pozzo and Greg Snyder as Trustees. The William Tilley Family Trust address is the same as that of the Jacmar Companies. See “Certain Relationships and Related Transactions.”

(6)	Based solely on a Schedule 13G filed on January 28, 2014, it is our belief that BlackRock, Inc. beneficially owned the number of shares indicated as of December 31, 2013.

(7)	Based solely on a Schedule 13G filed on February 3, 2014, it is our belief that Manning & Napier Advisors LLC owned the number of shares indicated as of December 31, 2013.

(8)	Based solely on a Schedule 13G filed on February 11, 2014, it is our belief that The Vanguard Group beneficially owned the number of shares indicated as of December 31, 2013.

(9)	Based solely on a Schedule 13G filed on February 14, 2014, it is our belief that Morgan Stanley owned the number of shares indicated as of February 10, 2014. The shares may be owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley.

(10)	Consists of 11,696 shares of Common Stock of which Mr. Deitchle is the beneficial owner, 36,453 shares of Common Stock held of record by the Deitchle Family Trust, 8,000 shares of Common Stock held in Mr. Deitchle’s IRA and 673,951 shares of Common Stock purchasable upon exercise of options.

(11)	Consists of 1,678,519 shares held of record by The Jacmar Companies, 22,484 shares held by Mr. Dal Pozzo, 1,454,147 shares held by various Tilley family trusts and foundation (of which Mr. Dal Pozzo is co-trustee), including 1,123,321 held by the William Tilley Trust, and 36,912 shares of Common Stock purchasable upon exercise of options. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies. See “Certain Relationships and Related Transactions.” The shares held of record by The Jacmar Companies have been pledged by Jacmar to secure certain of Jacmar’s financing arrangements.

(12)	Consists of 47,903 shares of Common Stock of which Mr. Grundhofer is the beneficial owner and 22,275 shares of Common Stock purchasable upon exercise of options.

(13)	Consists of 33,941 shares of Common Stock of which Mr. King is the beneficial owner and 36,912 shares of Common Stock purchasable upon exercise of options.

(14)	Consists of 90,391 shares of Common Stock of which Mr. Bouts is the beneficial owner and 25,276 shares of Common Stock purchasable upon exercise of options.

(15)	Consists of 40,391 shares of Common Stock of which Mr. Bassi is the beneficial owner and 36,912 shares of Common Stock purchasable upon exercise of options.

(16)	Consists of 17,391 shares of Common Stock of which Mr. Hyde is the beneficial owner and 10,799 shares of Common Stock purchasable upon exercise of options.

(17)	Consists of 4,691 shares of Common Stock of which Ms. Ottinger is the beneficial owner and 26,482 shares of Common Stock purchasable upon exercise of options.

(18)	Mr. Nichols joined the Company’s Board in December 2013 and owns no shares of our Common Stock and has no options that are exercisable within 60 days of the Record Date.

(19)	Based on an Amendment No. 2 to Form 13D filed on April 8, 2014, consists of 15,200 shares beneficially owned by Mr. Walsh (including 9,000 shares underlying call options) and 1,165,514 shares (including 65,000 shares underlying call options) that may be deemed to be beneficially owned by Mr. Walsh as the Managing Member and Chief Executive Officer of each of PW Partners Atlas Funds, LLC and PW Partners, LLC, and the Managing Member of PW Partners Capital Management LLC.

(20)	Consists of 3,641 shares of Common Stock of which Mr. Trojan is the beneficial owner and 48,932 shares of Common Stock purchasable upon exercise of options.

(21)	Consists of 23,469 shares of Common Stock of which Mr. Levin is the beneficial owner and options exercisable for up to 102,390 shares of Common Stock.

(22)	Consists of 7,200 shares of Common Stock of which Mr. Lynds is the beneficial owner and options exercisable for up to 21,528 shares of Common Stock.

(23)	Consists of 1,188 shares of Common Stock of which Mr. Jones is the beneficial owner and options exercisable for up to 59,573 shares of Common Stock.

(24)	Consists of 551 shares of Common Stock of which Mr. Krakower is the beneficial owner and options exercisable for up to 2,835 shares of Common Stock.

(25)	Includes 1,287,447 shares of Common Stock issuable upon exercise of options.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

The purpose of this Compensation Discussion and Analysis is to provide key information and details on how we pay our executive officers. In this discussion, we will focus on the executive compensation programs for our Chief Executive Officer and the other Named Executive Officers included in the Summary Compensation Table beginning on page 33 of this Proxy Statement. As a group, these executive officers are referred to as our “Named Executive Officers.” Our Named Executive Officers for fiscal 2013 were:

Name	Position
Gerald W. Deitchle (1)	Chairman of the Board
Gregory A. Trojan (2)	Director, Chief Executive Officer and President
Gregory S. Levin	Executive Vice President, Chief Financial Officer and Secretary
Gregory S. Lynds	Executive Vice President and Chief Development Officer
Wayne L. Jones	Executive Vice President and Chief Restaurant Operations Officer
Brian S. Krakower	Senior Vice President and Chief Information Officer

(1)	Mr. Deitchle retired as Chief Executive Officer as of February 1, 2013.

(2)	Mr. Trojan was appointed Chief Executive Officer as of February 1, 2013.

The Compensation Committee’s philosophy is that executive compensation should be closely aligned with our performance on both a short-term and a long-term basis, to assure that the interests of executive officers continue to be properly aligned with long-term shareholder interests. In addition, compensation should be designed to assist us in attracting and retaining management personnel that are critical to our long-term success. To that end, the Compensation Committee’s philosophy is that executive compensation should be comprised of three principal components:

•	annual base salary;

•	performance-based annual cash incentive payments, which are dependent on our annual consolidated financial performance and, for officer-level executives, their individual performance; and

•

long-term incentive compensation in the form of stock options, restricted stock units or other equity-based awards that are designed to align executive officers’ interests with those of shareholders by rewarding outstanding performance and providing long-term incentives.

In its continuing effort to better align compensation with performance, beginning with fiscal 2014 compensation awards, the Compensation Committee has granted performance-based (rather than tenure-based) equity compensation in the form of restricted stock units.

The Compensation Committee considers a variety of factors when making compensation decisions and establishing the amount of total compensation to award to executive officers each year. Among these factors are:

•	overall corporate performance;

•	individual performance and contribution of the executive to the overall corporate performance;

•	value of equity-based compensation awarded in prior years;

•	appropriate blend of short-term and long-term cash and equity compensation;

•	total compensation paid to our executives compared to amounts paid to similar executives at targeted peer group companies both for the prior year and over a multi-year period;

•	broad trends in executive compensation generally and within the restaurant industry; and

•	recommendations of our Chief Executive Officer.

Role of the Compensation Committee

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy. The goal of the Compensation Committee is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive, and properly structured to align management’s interest with those of our shareholders. The Compensation Committee reviews the performance of our officers and key employees and reports to the Board of Directors. In such capacity, the Compensation Committee administers our executive compensation plans, reviews our general compensation and benefit programs and policies, and monitors the performance and compensation of executive officers and other key employees. The Compensation Committee also makes recommendations regarding annual cash bonuses under our Performance Incentive Plan and equity awards to executive officers and other employees pursuant to our equity compensation plans, including our 2005 Equity Incentive Plan.

The Compensation Committee’s charter establishes the various responsibilities of the Compensation Committee including those described above. The Compensation Committee periodically reviews and revises the charter. In addition, the Compensation Committee has the authority to retain and terminate independent, third party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. The Chairman of the Compensation Committee reports the Compensation Committee’s actions and recommendations to the Board of Directors following each Compensation Committee meeting.

Four independent directors, J. Roger King, Peter A. Bassi, William L. Hyde, Jr. and Lea Anne S. Ottinger, currently serve on the Compensation Committee. Mr. King is the Chairman of the Compensation Committee. The Board has determined that each member of the Compensation Committee is an independent director who is also a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director as defined under Section 162(m) of the Internal Revenue Code (“Code”). In addition, each member of the Compensation Committee is an independent director under applicable NASDAQ rules.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all final decisions regarding the compensation of all executive officers, including base salaries and cash-based and equity-based incentive compensation programs. The Compensation Committee and the Chief Executive Officer annually review the performance of all other executive officers. This annual review is based on the individual performance objectives established annually for each executive officer as well as the Chief Executive Officer’s evaluation of the overall leadership and effectiveness of each executive officer. All recommendations and conclusions made by the Chief Executive Officer based on his annual review, including proposed base salary adjustments, annual cash incentive awards under our Performance Incentive Plan and annual equity awards are presented to the Compensation Committee which, in turn, exercises its independent discretion to approve, disapprove or modify any recommended compensation adjustments or awards. The Compensation Committee annually reviews the performance of the Chief Executive Officer.

Consideration of Say-on-Pay Advisory Vote

We provide our shareholders with the opportunity to cast an annual non-binding advisory vote on executive compensation (commonly referred to as “say-on-pay”). At our Annual Meeting of Shareholders held in June 2013, a substantial majority of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this advisory vote affirmed shareholder support of its approach to executive compensation and, therefore, did not fundamentally change its approach in fiscal 2013 or in establishing executive compensation for 2014. However, even with this high level of support, we have continued to make additional changes in our executive compensation plans in an effort to further enhance the effectiveness of such plans and to continue to align compensation with the interests of our shareholders, some of which have been highlighted within this Compensation Discussion and Analysis, including, for example, the fiscal 2014 shift to performance-based equity awards. The Compensation Committee will continue to consider the outcome of our annual shareholder non-binding advisory “say-on-pay” votes when making future compensation decisions for named executive officers.

Compensation Practices and Risk

The Compensation Committee, with assistance from our Compensation Consultant, Grant Thornton LLP, carefully reviewed our executive compensation policies and practices and determined that they do not encourage our executives to take, or reward our executives for taking, inappropriate or excessive risks or create risks that are reasonably likely to have a material adverse effect on us. We believe the following principles and practices of our executive compensation programs support our overall compensation philosophy and work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:

•

a significant portion of the annual cash incentive bonuses are based on operational business results rather than individual performance criteria. As a result, positive discretion by management or the Board in calculating these bonuses is limited;

•	the ultimate benefit provided by our long term incentive plan is based purely on the performance of our stock;

•

beginning with fiscal 2014, restricted stock award grants have time and three-year performance-based vesting criteria which will be based on return on invested capital and comparable restaurant sales performance components;

•	our cash incentive program is capped, which limits any disproportionate increases in payouts in order to minimize excessive risk taking by our executive officers;

•

recommendations for changes to our executive compensation programs are made only after a collaborative process involving our finance, tax, legal and human resources employees and advisors, as well as input from our Compensation Consultant, in order to ensure diversity of thought and overall consensus; and

•

we maintain the competitiveness of our compensation by comparing our compensation plans with those of comparable peer companies and by annually monitoring and evaluating our plans against executive compensation trends and survey data.

Compensation Consultant

In accordance with the authority granted to the Compensation Committee under its charter, the Committee engaged Grant Thornton LLP as an independent outside Compensation Consultant during fiscal 2013 to advise the Compensation Committee regarding matters related to executive compensation benchmarking and peer group analysis. In fiscal 2012, the Compensation Committee engaged Aon Hewitt as an independent outside compensation consultant to advise the Committee regarding matters related to outside director compensation benchmarking and peer group analysis. The Compensation Committee had engaged Aon Hewitt in prior years in connection with matters relating to executive and director compensation benchmarking and peer group analysis.

In the most recent fiscal year, Grant Thornton LLP assisted us in determining groups of peer or comparable companies and assisted the Compensation Committee with executive officer compensation levels, mix of compensation components and competitive stock granting practices. However, Grant Thornton LLP did not make specific compensation recommendations with respect to executive officers. Consistent with its charter, the Compensation Committee has the right to retain and terminate compensation consultant(s), to assign consulting engagements, and to review study findings independent of management. Neither Grant Thornton LLP nor Aon Hewitt currently provides any other services to us.

All of the fees paid to Grant Thornton LLP during fiscal 2013 were in connection with the firm’s work on executive compensation matters on behalf of the Compensation Committee. Grant Thornton LLP was retained pursuant to an engagement letter, and the Compensation Committee has determined that Grant Thornton LLP’s services in this regard do not give rise to any conflict of interest and considers the firm to have sufficient independence from us and our executive officers to allow it to offer objective advice.

Determining Executive Compensation

We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve our business goals and reward them for achieving these goals. The Compensation Committee determines relevant market data and alternatives to consider when making compensation decisions regarding the executive officers. The Compensation Committee generally makes its annual executive compensation decisions at its meeting held in December of each year. Additionally, the Compensation Committee meets after our annual financial results have been audited by our independent auditor to finalize the most recently completed fiscal year’s annual incentive calculations for executives and other applicable employees.

In determining executive compensation, the Compensation Committee reviews base pay, annual cash incentive payments and equity awards for the current year and on a cumulative basis. The Compensation Committee also receives information regarding the performance of each executive based upon predetermined individual objectives and other attributes. Additionally, the Compensation Committee periodically uses independent human resource and compensation consultants and compares executive compensation levels and practices for executives holding comparable positions at targeted comparator group companies to aid the Compensation Committee in setting compensation at competitive levels.

Generally, the Compensation Committee’s philosophy is to target total compensation (base pay and annual cash incentive bonus) at the 50th percentile of the comparator group. The Compensation Committee believes that targeting total compensation at the 50th percentile enables us to remain competitive with our peers in attracting and retaining executive talent. However, the Compensation Committee does not use formulas or specifically set the compensation for our executives based solely on this industry data or based on a specific percentile of this industry data. Instead, the Compensation Committee uses this information and the executive’s level of responsibility and experience, as well as the executive’s success in achieving business objectives and overall leadership qualities, in determining the executive’s compensation. The Compensation Committee believes that this approach allows it to take into consideration the executive’s overall contribution to our growth and profitability in determining executive compensation rather than relying solely on specific peer group targets.

The basic compensation arrangements for Mr. Trojan for 2013 and for Mr. Deitchle (for the portion of 2013 during which he was an executive officer) were established under employment agreements approved by the

Compensation Committee and the Board of Directors and are described in the section entitled “Compensation of the Chief Executive Officer” in this Proxy Statement.

The Compensation Committee has periodically used different independent, third party compensation consultants to aid in benchmarking our executive compensation and peer group analysis. As noted in our 2013 Proxy Statement, the Compensation Committee did not retain an independent compensation consulting firm to advise it in 2012 with respect to the determination of executive compensation for fiscal 2013 as the Compensation Committee does not believe that executive compensation standards for the restaurant industry changed significantly from those described in the compensation study prepared by Aon Hewitt in 2011. In the fourth quarter of fiscal 2013, the Compensation Committee engaged Grant Thornton LLP, which has significant expertise in compensation analysis and evaluation, to help evaluate executive compensation benchmarking and peer group analysis for our fiscal 2014 executive compensation. The ten comparable companies selected by Grant Thornton LLP in their benchmarking survey were as follows:

Bravo Brio Restaurant Group, Inc.	Fiesta Restaurant Group, Inc.
Buffalo Wild Wings, Inc.	Ignite Restaurant Group, Inc.
CEC Entertainment, Inc.	Red Robin Gourmet Burgers, Inc.
The Cheesecake Factory Incorporated	Ruby Tuesday, Inc.
DineEquity, Inc. (Applebee’s & IHOP)	Texas Roadhouse, Inc.

In addition, the Compensation Committee also considered a larger restaurant group (consisting of approximately 28 companies) in order to ascertain broader trends in the restaurant industry.

The Compensation Committee believes that the above peer group of ten comparable companies represented an appropriate cross-section of companies for which we compete for talent or which are similar to us in size, market capitalization, growth rate and industry. For example, The Cheesecake Factory Incorporated and DineEquity, Inc. are Southern California-based restaurant companies and, therefore, compete directly with us for executive talent, while the other companies listed are similar in size from an annual revenue or market capitalization perspective, or are considered high-growth restaurant concepts with which we compete for talent. Since our management team, as well as the institutional investment community, generally assess our performance by reference to other companies in our industry, the Compensation Committee believes that setting compensation by reference to that same group would allow for the most meaningful comparisons of our actual performance against our peers and, therefore, would enable the Compensation Committee to appropriately structure compensation programs for our executive officers in a manner that recognizes and rewards excellent operating performance as well as the creation of shareholder value.

A significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee gathers and reviews data from its independent Compensation Consultants as well as relevant information from industry sources, SEC filings and other publicly available sources to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of our performance or the individual’s performance, depending on the type of award, compared to established goals.

Based on the fiscal 2013 compensation study prepared by Grant Thornton LLP as well as the fiscal 2011 compensation study previously prepared by Aon Hewitt, 2013 total annual cash compensation (base salary and annual incentive compensation) and total direct compensation (total annual cash compensation and long-term incentive compensation) for the named executive officers as a group approximated the range for our peer group companies. The base salaries, as well as the annual and long-term incentive compensation, for our named executive officers taken as a group and individually, were between the 25th and 75th percentiles of the target compensation ranges for our peer group companies.

Elements of Executive Compensation

Base Salary.   Base salaries for executive officers are generally reviewed on an annual basis and at the time of promotion or other change in responsibilities. Increases in base salary are determined using both objective and subjective factors, such as the level of responsibility, individual performance, level of pay, both of the executive in question and other similarly situated executives, and the comparative group companies’ base salary levels. For fiscal 2014, the Compensation Committee did not elect to significantly increase the base salaries for its executive officers.

Annual Incentive Bonus.   Each executive officer participates in our annual Performance Incentive Plan (“PIP”). At our 2011Annual Meeting, our shareholders voted to approve the material terms of the PIP which were not materially modified in 2012 or 2013. Under the PIP, the annual incentive opportunity is generally determined based on a percentage of each officer’s base salary. The Compensation Committee approves and recommends to the Board of Directors the objective performance measure or measures, bonus target percentages and all other terms and conditions of awards for each performance period (generally each fiscal year) under the PIP. For fiscal 2013, the principal objective performance measure used by the Compensation Committee for the purposes of the PIP was our Consolidated Income from Operations for the fiscal year, as reflected on our Consolidated Statements of Income. The Compensation Committee believes that this metric provides a definitive target that is largely within management’s ability to influence and control.

Under the fiscal 2013 PIP, 67% of the executives’ incentive opportunity (other than for the Chief Executive Officer, whose bonus opportunity was established separately– see “Compensation of the Chief Executive Officer”) was based on the degree of achievement of our Consolidated Income from Operations target. The remaining 33% of the incentive opportunity was based on each executive’s achievement of certain agreed-upon individual performance objectives. For example, if the executive’s base salary was $100,000 and his/her total incentive opportunity was 25% of base salary (or $25,000), then 67% of the $25,000 total opportunity (or $16,750) would be driven by the degree of achievement of the Consolidated Income from Operations target, and 33% of the $25,000 total opportunity (or $8,250) would be driven by the degree of achievement of individual performance objectives. The specific individual performance objectives established for each executive officer take into account the degree that each officer completed his or her agreed-upon key initiatives for the year, as well as each officer’s overall leadership and effectiveness.

The fiscal 2013 PIP also provided for a sliding scale of the targeted Consolidated Income from Operations necessary to achieve some portion of the annual incentive opportunity, starting with a required minimum performance threshold of achieving at least 80% of targeted Consolidated Income from Operations. If less than 80% of the target is achieved, no bonus would be earned or paid. If 80% of the target were achieved, then 50% of the incentive award attributable to this component of the annual incentive opportunity would be earned. If 100% of the target were achieved, then 100% of the incentive award attributable to this component of the annual incentive opportunity would be earned. If 120% of the target were achieved, which is the maximum percentage contemplated, then 150% of the incentive award attributable to this component of the annual incentive opportunity would be earned, which is also the maximum percentage contemplated. The fiscal 2013 PIP provided for a maximum percentage at the 120% target achievement level to discourage any actions or decisions that might benefit short-term performance to the detriment of our longer-term competitiveness.

In addition, the Compensation Committee may require that a PIP participant repay to us certain previously paid compensation in accordance with the Clawback Policy. The PIP contains a “clawback” provision whereby the Compensation Committee may (i) cause the cancellation of any actual award, (ii) require reimbursement of any actual award by a PIP participant and (iii) effect any other right of recoupment of equity or other compensation provided under the PIP or otherwise in accordance with our policies and/or applicable law (each, a “Clawback Policy”), in each case with respect to the Clawback Policy that was in effect as of the date of grant for a particular target award.

Our total revenues increased by approximately 9.4% to $775.1 million in 2013. However, our Consolidated Income from Operations, as adjusted for bonuses and non-recurring expenses that were deemed excludable for PIP purposes by the Compensation Committee, was approximately $35.9 million, which is below 80% of the applicable target, as adjusted for bonuses, of $65.4 million. Accordingly, no payments were made in fiscal 2013 for the portion of the 2013 PIP that was based on Consolidated Income from Operations.

The remaining 33% of the fiscal 2013 PIP was based on individual performance goals, except for Mr. Trojan, whose entire fiscal 2013 incentive bonus opportunity was based on our Consolidated Income from Operations amount because he is deemed responsible and accountable for our overall financial performance.

We believe individual goals for certain executives are appropriate primarily to drive performance against key corporate initiatives. These individual goals are determined annually in conjunction with our business plan and are presented to the Compensation Committee and Board of Directors at our annual strategic planning meeting. For fiscal 2013, we had five categories of key objectives in which individual performance goals were established. These five key initiatives were as follows:

•	People First 100;
•	The Drive to 95 (Building Sales and Awareness);
•	Project Q (Food & Beer Quality and Differentiation);
•	Road to 21 (Improving our Margins and Operating Cost Structure); and
•	Road to 33 (Improving our Development Strategy and Return on New Restaurant Investment).

At the end of fiscal 2013, the Compensation Committee, with the input from the Chief Executive Officer, reviewed the individual performance goals of the respective executive officers, determined which performance goals were achieved, and determined the resulting fiscal 2013 PIP incentive earned for this component.

For fiscal 2013, none of the annual incentive opportunity was earned by executive officers with respect to Consolidated Income from Operations (comprising 67% of the target bonus opportunity) and the annual incentive opportunity earned by each executive officer with respect to individual performance goals (comprising 33% of the target bonus opportunity) ranged between 0% and 30% of each officer’s target bonus. The table below shows the fiscal 2013 target annual incentive bonus for each Named Executive Officer as compared to the actual fiscal 2013 bonus payout under the PIP.

Fiscal 2013 Annual Incentive Bonus Plan Target Bonus vs. Actual Payout

Name	Target Bonus (as a % of Base Pay)	Actual Bonus (as a % of Base Pay)
Gerald W. Deitchle	—	—
Gregory A. Trojan	80%	—
Gregory S. Levin	60%	16%
Gregory S. Lynds	60%	18%
Wayne L. Jones	60%	18%
Brian S. Krakower	35%	9%

Long-Term Equity Compensation.   We design our long-term incentive compensation to drive long-term performance, to align the interests of our executives with those of our shareholders and to retain executives through long-term vesting and wealth accumulation. In fiscal 2013, long-term incentive compensation took the form of stock option and restricted stock unit awards for executive officers based on prior year’s performance and based on a specific economic value as determined by the Compensation Committee. In the past, the Compensation Committee has varied the portion of long-term equity compensation awards made in the form of stock options and restricted stock units. As such, the current allocation may change in the future or may change for specific circumstances involving a given executive. The amount of annual equity awards granted to executive officers is based on a target economic value, which is generally set between the 40th and 75th percentile of comparator group companies for comparable positions (where such information is available). However, as discussed above, in specific cases we set the target economic value of the equity award higher or lower than the median where appropriate based on factors such as our prior year performance and individual executive performance.

Additionally, all of our restaurant general managers, executive kitchen managers, regional kitchen operations managers, directors of operations, area vice presidents and certain brewery operations positions are eligible to receive equity awards in accordance with our 2005 Equity Incentive Plan. This grant of equity awards to our restaurant and brewery field operations teams is designed to increase employee retention and to promote long-term wealth building based on ownership of our equity.

Stock Options.   In determining the size of annual stock option grants to executive officers, the Compensation Committee bases its determinations and recommendations to the Board of Directors on such considerations as the value of total direct compensation for comparable positions in comparative group companies, company and individual performance against the strategic plan for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share awards attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix.

All stock options granted by us during fiscal 2013 were granted as non-qualified stock options with an exercise price equal to the closing price of our Common Stock on the date of grant (except for annual stock option grants which utilize the average closing price of our Common Stock for the last five trading days of the fiscal year). Accordingly, stock options will have value only if the market price of our Common Stock increases after that date. Stock options granted to our executive officers generally vest in five equal annual installments. Because employees will only realize value from their options if our stock price increases over the exercise price, the vesting schedule is designed to provide our employees with an incentive to work toward increasing the long-term value of our Common Stock.

Restricted Stock and Restricted Stock Units (“RSUs”).   Restricted stock awards differ from stock options in that the primary purpose of restricted stock awards is to provide a component of equity-based compensation that, unlike stock options, has a measurable value to recipients immediately upon their vesting, which we believe helps with overall retention. Such awards, when vested, are generally paid in shares and thereby have little or no out-of-pocket cost to the recipients, other than related income tax obligations which can be significant, based on the number of vesting RSUs and the fair market value of our share price at the time of vesting. RSUs granted to our executive officers have historically generally vested in five equal annual installments; however, in light of our move to performance-based equity grants, effective fiscal 2014, grants will have a three year “cliff vest” and will vest based on achieving certain performance based targets over this three year period.

The Compensation Committee believes that restricted stock and restricted stock unit awards may also be effective in attracting, motivating and retaining high quality management talent for all levels of our organization. All of our restaurant general managers, executive kitchen managers, regional kitchen operations managers, directors of operation and certain brewery operations positions are eligible for the Gold Standard Stock Ownership Program under our 2005 Equity Incentive Plan and equity awards under this program have been in the form of RSUs. This program is a long-term wealth building program that is dependent on the participant’s extended service with us in their respective positions and their achievement of certain agreed upon performance objectives during that service period. The service period has generally been between three and five years. We also believe our grants of RSUs will assist certain key employees with their retirement planning through the potential wealth accumulation benefits of these grants.

Executive Benefits and Perquisites.   Pursuant to his employment agreement, in 2013 Mr. Trojan (and for Mr. Deitchle until his retirement as Chief Executive Officer on February 1, 2013) was entitled to certain benefits including up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, use of a company automobile or automobile allowance and the right to participate in our customary executive benefit plans. Other executive officers are entitled to receive customary automobile allowances and the right to participate in our customary executive benefit plans.

Changes for 2014

For fiscal 2014, we have made several changes to our compensation programs in order to increasingly tie compensation directly to performance and increases in value to our shareholders. In designing our compensation policies for fiscal 2014 and beyond, we attempt to provide opportunities to our Named Executive Officers to realize significant increases in their overall compensation if their efforts prove successful in generating growth in consolidated income from operations while, at the same time, deemphasizing those elements of compensation that are not directly related to our performance.

This philosophy was reflected in our compensation decisions for fiscal 2014 as follows:

No Merit-Based Changes to Base Salary.   For 2014, we did not provide any significant base salary increases to our executive officers over 2013 base salaries. We believe that the lack of significant increase in base salaries is appropriate in light of our performance in 2013 and is consistent with our desire to emphasize those elements of compensation that are directly related to our performance and changes in shareholder value.

Modifications to Annual Incentive Bonus Opportunity.   In February 2014, the Compensation Committee approved the fiscal 2014 PIP. The basic terms, conditions, structure and percentage metrics of the fiscal 2014 PIP are substantially the same as that for fiscal 2013 except that, in order to increasingly align individual performance goals with our overall performance, the 2014 PIP has been modified to provide that a minimum of 80% of the Consolidated Income from Operations target must be satisfied in order for any payout to be made with respect to individual performance goals, even if those goals are otherwise met. In addition, for the 2014 PIP, the Compensation Committee elected to increase the percentage of the total bonus opportunity attributed to individual performance goals to 50% (from 33%) and to make a corresponding decrease in the percentage attributed to achievement of targeted Consolidated Income from Operations to 50% (from 67%) for the Named Executive Officers, excluding Mr. Trojan whose entire bonus is based on achievement of targeted Consolidated Income from Operations.

Grant of Performance-Based Equity.   In order to assure that equity grants are better aligned with corporate performance, for fiscal 2014, 50% of the equity-based awards consist of restricted stock units that “cliff vest” after satisfaction of three year performance targets (Return on Invested Capital and Same Restaurant Comparable Sales) in addition to time based-vesting requirements.

Equity Grant Timing Practices

The Compensation Committee and the Board have adopted guidelines for equity grant timing practices. The guidelines approved by the Board are as follows:

Regular Annual Equity Grant Dates.   Annual equity grants are presented and approved at the meeting of the Compensation Committee held in early December of each year, before fiscal year-end earnings are released. The regular annual equity grant date for all employees, including executive officers, has been the first business day of the new fiscal year and the exercise price for the annual stock option grants has been determined using the average of the closing price of our Common Stock for the last five trading days of the fiscal year. Effective fiscal 2014, the regular annual equity grant date has been changed to the 15th of January and the exercise price will be the closing price of our Common Stock on the date of grant.

For annual grants of restricted stock units, the Compensation Committee approves a specific dollar amount to be granted to each recipient and the number of shares has thereafter been determined by dividing the dollar amount approved by the Compensation Committee by the average of the closing market price of our Common Stock for the last five trading days of the fiscal year. Effective fiscal 2014, the number of shares will be determined by dividing the approved dollar amount by the closing market price of our Common Stock on the date of grant.

New Hire Grant Dates.   All equity award grants to certain newly-hired employees are approved by the Compensation Committee prior to the new employee’s first day of employment. These grants occur on the first day of employment as stated in the offer letters for new employees, unless the first day of employment for a new company officer is during one of our stock trading “black-out” periods, in which case the grants occur on the first trading day subsequent to the end of our “black-out” period. The exercise price is always the closing price of our Common Stock on the date of grant. Options granted to new employees generally vest ratably over five years. Beginning in 2008, we also began issuing restricted stock units to certain newly-hired employees. The number of restricted stock units granted to our new employees is determined by dividing the approved dollar amount by the closing market price of our Common Stock on the date of grant. These restricted stock units have generally vested at 20% per year or in five equal annual installments.

Participants in Our Gold Standard Stock Ownership Program (“GSSOP”).   All of our restaurant general managers, executive kitchen managers, regional kitchen operations managers, directors of operations and certain brewery-related positions are eligible to be invited to participate in the Gold Standard Stock Ownership Program under our 2005 Equity Incentive Plan. Previously, new participants received their grants on the first day of each month subsequent to their acceptance into the program in accordance with the GSSOP documentation. Beginning in fiscal 2012, we changed the grant date for new GSSOP participants to the first day of each new quarter subsequent to their acceptance into the program for ease of administration. The number of RSUs granted to a participant in the GSSOP is determined by their position and calculated as the dollar amount of their grant, as determined in the GSSOP document, divided by the closing market price of our Common Stock on the date of grant. All RSUs under the GSSOP “cliff vest” after five years from the date of grant. Additionally, participants who have completed the first five years of service under the original Gold Standard Stock Ownership Program may be eligible to participate in the GSSOP program for a second time (“GSSOP II”) depending on their current position. Participants eligible for the GSSOP II have the option to choose the fair market value of their award entirely in RSUs or allocated one-half to RSUs and one-half to stock options. All awards under the GSSOP II vest 33% on the third anniversary from the date of grant and 67% after five years from the date of grant. New participants in the GSSOP II receive their grants on the first day of each new quarter subsequent to their acceptance into the program.

All Other Grants.   Our general practice is to issue equity grants annually or upon new employment as described above. In those instances when equity awards occur during the year due to employee promotions or other factors, the equity awards are approved in advance by the Compensation Committee and a future grant date is selected by the Compensation Committee. The exercise price for such awards is always based on the closing price of our Common Stock on the date of grant.

Compensation of Chief Executive Officer

Compensation of Gregory Trojan.   On October 28, 2012, we entered into an employment agreement with Gregory A. Trojan pursuant to which he was retained as our President and Chief Executive Officer. Mr. Trojan’s employment as President commenced on December 3, 2012, and he became our Chief Executive Officer effective February 1, 2013. The terms of Mr. Trojan’s employment agreement were approved by the Compensation Committee as well as the entire Board after a period of negotiation with Mr. Trojan and his advisors. The Compensation Committee believes the employment agreement reflects appropriate and competitive compensation for services of an executive of Mr. Trojan’s experience and skill set. The terms and conditions of Mr. Trojan’s compensation under the employment agreement are presented below:

Term.  Effective as of December 3, 2012, and terminating December 31, 2017 (unless earlier terminated in accordance with the terms of the employment agreement). Automatic renewals for additional one year terms unless either party gives notice of its intention not to extend at least six months prior to the scheduled termination date.

Base Salary.  $850,000 subject to increase at the discretion of the Compensation Committee. The Compensation Committee did not elect to increase Mr. Trojan’s base salary for 2014.

Bonus Opportunity.  Annual bonus opportunity targeted at no less than 80% of Mr. Trojan’s base salary. Actual bonuses to be determined by the Board of Directors based upon performance criteria established by the Compensation Committee after consultation with Mr. Trojan. Mr. Trojan was not awarded a bonus for 2013. Mr. Trojan’s bonus opportunity continues to be targeted at no less than 80% of Mr. Trojan’s base salary for 2014.

Additional Benefits.  Certain fringe benefits including up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, the use of a company automobile or automobile allowance of up to $1,800 per month, and the right to participate in family group health insurance and in the other benefit plans made available to our executive officers.

Equity Grant.  On December 3, 2012, Mr. Trojan received an equity award under our 2005 Equity Incentive Plan having an aggregate grant date value of $3,750,000 and consisting of non-qualified stock options and restricted stock units. The stock options and restricted stock units vest in five equal annual installments of 20% commencing on the first yearly anniversary of Mr. Trojan’s start date and ending on the fifth yearly anniversary. The options expire on the earliest of (i) the tenth yearly anniversary of the date of grant, (ii) 12 months following any termination of Mr. Trojan without “Cause” (as defined in the Employment Agreement), resignation for “Good Reason” (as defined in the Employment Agreement), or termination as a result of the death or disability of Mr. Trojan, (iii) 90 days following Mr. Trojan’s resignation without Good Reason, or (iv) the date of any termination for Cause. If, prior to December 3, 2013, Mr. Trojan’s employment had been terminated without Cause or by Mr. Trojan for Good Reason, the stock options and restricted stock unit awards would have automatically vested so that 20% of the total award was vested as of the termination date.

In December 2013, the Compensation Committee approved an additional equity grant to Mr. Trojan consisting of non-qualified stock option and restricted stock units, each having an aggregate grant date value of $175,000. The stock options vest in five equal installments of 20% commencing on January 15, 2015 and the restricted stock units “cliff vest” after satisfaction of three year performance targets. The options expire on the earliest of (i) the tenth yearly anniversary of the date of grant, (ii) 12 months following any termination of Mr. Trojan without “Cause” (as defined in the Employment Agreement), resignation for “Good Reason” (as defined in the Employment Agreement), or termination as a result of the death or disability of Mr. Trojan, (iii) 90 days following Mr. Trojan’s resignation without Good Reason, or (iv) the date of any termination for Cause.

Termination; Severance.  We may terminate Mr. Trojan’s employment at any time. If Mr. Trojan is terminated for any reason (other than for Good Reason) or if Mr. Trojan dies or becomes disabled, he (or his estate) will be entitled to receive the following (the “Base Termination Payments”): (i) any accrued but unpaid base salary and accrued vacation pay, (ii) unpaid reimbursements for expenses incurred prior to termination, (iii) accrued but unpaid car allowance, and (iv) any benefits required to be paid or provided under applicable law, our plans, contracts or arrangements.

In the event of termination without Cause or by Mr. Trojan for Good Reason, in addition to the Base Termination Payments, Mr. Trojan shall be entitled to receive the following: (i) any earned but unpaid bonus for the fiscal year ending immediately before the year of termination of employment and (ii) a lump sum cash payment equal to 100% of his then current base salary; provided, however, that if the termination occurs prior to December 3, 2014, the lump sum cash payment shall equal 200% of his then current base salary.

Compensation of Gerald W. Deitchle.  During fiscal 2013, Mr. Deitchle served as our Chief Executive Officer from January 1, 2013 through February 1, 2013. In 2010, we entered into an employment agreement with Mr. Deitchle that was scheduled to expire on January 1, 2013, but was extended to February 1, 2013, so that he could assist in the transition of Chief Executive Officer responsibilities to Mr. Trojan. The terms of Mr. Deitchle’s employment agreement were summarized in our 2013 Proxy Statement, and Mr. Deitchle was not entitled to any bonus with respect to services rendered as Chief Executive Officer in 2013. In February 2013, we entered into a Consulting Agreement with Mr. Deitchle which is described in “Certain Relationships and Related Party Transactions” in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During all of fiscal 2013, Mr. King, Mr. Bassi, Mr. Hyde and Ms. Ottinger served on the Compensation Committee. No member of the Compensation Committee who served during fiscal 2013 has ever been an officer or employee of ours, a former officer of ours or any of its subsidiaries or has ever had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or the Compensation Committee during fiscal 2013.

Certain of the members of our Board of Directors or their affiliates have entered into transactions or arrangements with us during the past fiscal year which transactions and arrangements are described in “Certain Relationships and Related Transactions” below.

Review of All Components of Executive Compensation

The Compensation Committee and the Board of Directors have reviewed information about all components of the compensation provided to our executive officers, including base salary, annual bonus, equity compensation (including realized gains and accumulated unrealized values on stock options), perquisites and other personal benefits and the effect of retirement and our change in control on stock option vesting. A summary of our compensation programs, practices and internal controls, and tables quantifying the estimated values of these components for each executive were presented to and reviewed by the Compensation Committee.

Tax and Accounting Implications

Section 162(m) of the Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance-based” as defined in the Section 162(m) rules.

In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. Although the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m) of the Code, at our 2011 Annual Meeting of Shareholders, we received shareholder approval of the material terms of the performance goals of our Performance Incentive Plan so cash incentive bonuses paid under that plan will be tax-deductible and qualify under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

J. Roger King, Chairman	Peter A. Bassi	William L. Hyde, Jr.	Lea Anne S. Ottinger

Summary Compensation Table

The following table sets forth information concerning compensation for the fiscal year ended December 31, 2013, of our current Chief Executive Officer, our former Chief Executive Officer, our current Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as of December 31, 2013, and whose salary and bonus compensation for the year ended December 31, 2013, was at least $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)*	Option Awards ($)(3)*	All Other Compensation ($)		Total ($)
Gerald W. Deitchle(4)	2013	62,308	—	—	—	123,561	(5)	185,869
Chairman of the Board and former	2012	600,000	249,600	—	—	18,526	(5)	868,126
President and Chief Executive Officer	2011	550,000	660,000	—	—	15,810	(5)	1,225,810

Gregory A. Trojan(6)	2013	850,000	—	—	—	30,196	(7)	880,196
President and Chief Executive Officer	2012	65,385	350,000	999,999	2,748,655	905	(7)	4,164,944
	2011	—	—	—	—	—		—

Gregory S. Levin	2013	382,500	60,588	194,306	194,967	12,891	(8)	845,252
Executive Vice President, Chief	2012	367,500	144,348	45,479	43,431	12,908	(8)	613,666
Financial Officer and Secretary	2011	350,000	278,618	43,679	44,047	12,810	(8)	729,154

Gregory S. Lynds	2013	355,000	64,667	195,002	194,967	9,291	(9)	818,927
Executive Vice President and	2012	341,500	132,310	45,479	43,431	9,308	(9)	572,028
Chief Development Officer	2011	325,000	256,335	43,679	44,047	9,210	(9)	678,271

Wayne L. Jones	2013	355,000	63,261	194,306	194,967	12,891	10)	820,425
Executive Vice President and	2012	341,500	137,179	45,479	43,431	12,908	(10)	580,497
Chief Restaurant Operations Officer	2011	325,000	259,488	43,679	44,047	12,810	(10)	685,024

Brian S. Krakower(11)	2013	213,049	19,686	150,007	149,925	11,628	12)	544,295
Senior Vice President and	2012	—	—	—	—	—		—
Chief Information Officer	2011	—	—	—	—	—		—

*	Consistent with SEC rules, the amounts in the “Stock Awards” and “Option Awards” columns for years 2013, 2012 and 2011 reflect the aggregate grant date fair value computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation.

(1)	Bonus amounts may include amounts earned in a given fiscal year but not paid until the subsequent fiscal year.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2013, 2012 and 2011. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are ultimately realized, they will have this or any other value. Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to 2013 grants, refer to Note 1 of our Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC. See the Grants of Plan-Based Awards Table for the information on options granted in 2013 in this Proxy Statement.

(4)	Mr. Deitchle’s service as an employee ended effective February 1, 2013. Salary amounts for Mr. Deitchle in fiscal 2013 reflect payments received by him as an executive officer until February 1, 2013 and payments received as a consultant thereafter. See the description of Mr. Deitchle’s consulting agreement under “Certain Relationships and Related Party Transactions” in this Proxy Statement. Amounts exclude payments received by Mr. Deitchle for his service as a non-employee director from July 1, 2013, which are described under “Information Concerning the Board of Directors and Certain Committees Thereof – Director Compensation” in this Proxy Statement.

(5)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013, fiscal 2012 and fiscal 2011, respectively, including group term life insurance ($854, $908, and $810), auto reimbursement/allowance ($10,688, $17,618, and $15,000) and retirement payments ($112,019, $0, and $0).

(6)	Mr. Trojan’s employment commenced on December 3, 2012.

(7)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013 and fiscal 2012, respectively, including group term life insurance ($817 and $0) and auto reimbursement/allowance ($29,379 and $905).

(8)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013, 2012 and 2011, respectively, including group term life insurance ($891, $908, and $810) and auto reimbursement/allowance ($12,000, $12,000 and $12,000).

(9)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013, 2012 and 2011, respectively, including group term life insurance ($891, $908 and $810) and auto reimbursement/allowance ($8,400, $8,400 and $8,400).

(10)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013, 2012 and fiscal 2011, respectively, including group term life insurance ($891, $908, and $810) and auto reimbursement/allowance ($12,000, $12,000 and $12,000).

(11)	Mr. Krakower’s employment commenced on February 4, 2013.

(12)	The amount shown is the estimated value of perquisites and other personal benefits in fiscal 2013, including group term life insurance ($628) and auto reimbursement/allowance ($11,000).

Grants of Plan-Based Awards

The following table provides certain information concerning grants of options to purchase our Common Stock and other plan-based awards made during the fiscal year ended December 31, 2013, to the persons named in the Summary Compensation Table.

Grants of Plan-Based Awards

		Stock Awards		Option Awards
Name	Grant Date	Number of Securities Underlying Stock Awards (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Number of Securities Underlying Option Awards (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Option Awards ($)(3)(6)
Gerald W. Deitchle	—	—	—	—	—	—
Gregory A. Trojan	—	—	—	—	—	—
Gregory S. Levin	01/02/13	5,795	194,306	17,695	33.65	194,967
Gregory S. Lynds	01/02/13	5,795	194,306	17,695	33.65	194,967
Wayne L. Jones	01/02/13	5,795	194,306	17,695	33.65	194,967
Brian S. Krakower	02/25/13	4,907	150,007	14,178	30.57	149,925

(1)	This column shows the number of restricted stock units granted in fiscal 2013 to the Named Executive Officers. All of such restricted stock units vest in five equal annual installments.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The amounts in this column do not reflect amounts paid to or realized by the named individual for fiscal 2013. Instead, these amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB Codification Topic No. 718, Compensation-Stock Compensation. There is no guarantee that, if and when these awards are realized, they will have this or any other value.

(4)	This column shows the number of stock options granted in fiscal 2013 to the Named Executive Officers. All of such options vest in five equal annual installments and expire ten years from the date of grant.

(5)	This column reflects annual stock option grants which have an exercise price per share equal to an average of the closing prices of our Common Stock for the last five days of the fiscal year, except for the grant on February 25, 2013, which was the closing stock price of our Common Stock on the date of grant.

(6)	The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2013.

Outstanding Equity Awards at December 31, 2013

		Stock Awards		Option Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gerald W. Deitchle	11/23/04	—	—	25,000	—		14.77	11/23/14
	01/12/05	—	—	275,000	—		14.04	01/12/15
	01/04/06	—	—	30,000	—		23.26	01/04/16
	01/03/07	—	—	25,000	—		19.96	01/03/17
	01/02/08	—	—	43,453	—		16.63	01/02/18
	12/31/08	—	—	42,796	—		10.11	12/31/18
	12/30/09	—	—	232,702	—		18.86	12/30/19
Gregory A. Trojan	12/03/12	23,331	724,661	48,932	195,730	(7)	34.29	12/03/22
Gregory S. Levin	09/06/05	—	—	50,000	—		20.74	09/06/15
	01/03/07	—	—	8,000	—		19.96	01/03/17
	01/02/08	—	—	15,209	—		16.63	01/02/18
	12/31/08	—	—	12,000	—		10.11	12/31/18
	12/30/09	—	—	10,548	2,638	(4)	18.86	12/30/19
	12/29/10	486	15,095	1,978	1,319	(5)	37.03	12/29/20
	01/04/12	818	25,407	558	2,232	(6)	45.32	01/04/22
	01/02/13	5,795	179,993	—	17,695	(8)	33.65	01/02/23
Gregory S. Lynds	01/02/08	—	—	3,621	—		16.63	01/02/18
	12/31/08	—	—	6,000	—		10.11	12/31/18
	12/30/09	—	—	5,274	2,638	(4)	18.86	12/30/19
	12/29/10	486	15,095	1,978	1,319	(5)	37.03	12/29/20
	01/04/12	818	25,407	558	2,232	(6)	45.32	01/04/22
	01/02/13	5,795	179,993	—	17,695	(8)	33.65	01/02/23
Wayne L. Jones	02/17/09	—	—	30,920	10,231	(3)	11.68	02/17/19
	12/30/09	—	—	11,789	2,948	(4)	18.86	12/30/19
	12/29/10	486	15,095	1,978	1,319	(5)	37.03	12/29/20
	01/04/12	818	25,407	558	2,232	(6)	45.32	01/04/22
	01/02/13	5,795	179,993	—	17,695	(8)	33.65	01/02/23
Brian S. Krakower	02/25/13	4,907	152,411	—	14,178	(9)	30.57	02/25/23

(1)	All restricted stock units vest in five equal annual installments.

(2)	The fair value of the restricted stock units is based on the closing stock price of our Common Stock on the date of grant.

(3)	The unexercisable options vest in five annual installments commencing February 17, 2010.

(4)	The unexercisable options vest in five annual installments commencing December 30, 2010.

(5)	The unexercisable options vest in five annual installments commencing December 29, 2011.

(6)	The unexercisable options vest in five annual installments commencing January 4, 2013.

(7)	The unexercisable options vest in five annual installments commencing December 3, 2013.

(8)	The unexercisable options vest in five annual installments commencing January 2, 2014.

(9)	The unexercisable options vest in five annual installments commencing February 25, 2014.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth information concerning each exercise of stock options and vesting of stock awards during fiscal 2013 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald W. Deitchle	—	—	9,544	305,351
Gregory A. Trojan	—	—	5,832	170,236
Gregory S. Levin	—	—	5,553	178,500
Gregory S. Lynds	—	—	3,951	127,255
Wayne L. Jones	—	—	447	14,706
Brian S. Krakower	—	—	—	—

Potential Payments upon Termination or Change in Control

The employment agreement with Mr. Trojan discussed elsewhere in this Proxy Statement contains severance arrangements providing for the payment of certain benefits if his employment is terminated, including termination following a change in control. Prior to his retirement as an employee in February 2013, Mr. Deitchle’s employment agreement provided for severance payments and other benefits upon termination of his employment, including termination following a change in control. In addition, in the event we terminate the employment of Mr. Levin, Mr. Jones or Mr. Krakower without cause, each will be eligible to receive a severance payment of six months salary. Further, in the event we terminate the employment of Mr. Lynds without cause (including in connection with a change in control), he will be eligible to receive a severance payment of six months salary plus an additional month for every year he was employed by us (not to exceed an aggregate of 12 months).

We also have additional severance arrangements with certain other executive officers, pursuant to which the officer is eligible to receive a severance payment of no more than six months salary in the event we terminate the officer’s employment without cause. In addition, stock option awards granted to all employees generally provide for accelerated vesting or lapse of restrictions on awards if an employee’s employment is terminated within a year after a change in control, the acquiring company does not assume outstanding awards or substitute equivalent awards and other conditions are satisfied as described in the 2005 Equity Incentive Plan.

The following table describes the potential payments upon termination without cause or, after our change in control, termination without cause or termination for good reason for each Named Executive Officer:

Termination Without Cause or Termination for Good Reason (including

Termination following a Change in Control)

Name	Cash Payment ($)(1)		Acceleration of Vesting of Awards ($)(2)	Benefits and Perquisites ($)(3)
Gerald W. Deitchle	—		—	—
Gregory A. Trojan	1,700,000	(4)	724,661	—
Gregory S. Levin	191,250		252,679	6,363
Gregory S. Lynds	355,000		252,679	12,726
Wayne L. Jones	177,500		454,737	4,516
Brian S. Krakower	117,500		159,359	4,752

(1)	Assumes termination and base salary payments as of December 31, 2013, for each executive.

(2)	Calculated based on a termination date of December 31, 2013, and the fair market value of our Common Stock as of the close on the last trading day of our fiscal year. Other than with respect to Mr. Deitchle, acceleration of vesting occurs only if termination without cause or by the Named Executive Officer for good reason occurs within one year following a change of control (as such terms are defined in our 2005 Equity Incentive Plan). Mr. Deitchle’s employment agreement provided for acceleration of vesting upon any termination without cause or by Mr. Deitchle for good reason.

(3)	Reflects the continuation of health benefits following the termination of employment for the period specified above.

(4)	Represents 200% of current base salary if termination occurs prior to December 3, 2014. Thereafter, severance payable will be 100% of then current base salary.

Non-Qualified Deferred Compensation

Selected key executives, including our named executive officers, are eligible to participate in a deferred compensation plan. Under this plan, a participant may elect to defer annually the receipt of up to 50% of base salary and up to 100% of other approved compensation, and thereby delay taxation of these deferred amounts until actual payment of the deferred amount in future years. At the participant’s election, payments can be deferred until a specific date at least one year after the year of deferral or until termination of employment (subject to earlier payment in the event of a change of control), and can be paid in a lump sum or in up to ten annual installments. Separate deferral elections can be made for each year, and in limited circumstances, existing payment elections may be changed. The amounts deferred are credited to accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the participant’s election. In 2013, the rate of return for these accounts provided a rate of return ranging from 0% to 47%.

We are not required to make any contributions to this plan and have unrestricted use of any amounts deferred by participants. Although we have established a “Rabbi Trust” to invest funds equal in amount to compensation that has been deferred, the deferred compensation plan is an unfunded, nonqualified plan, for which the benefits are to be paid out of our general assets and subject to forfeiture in the event of bankruptcy or liquidation. The plan is subject to the requirements of Section 409A of the Internal Revenue Code, and if a participant is considered a “specified employee” on his or her separation date, Section 409A requires the delay of payments for six months after such date.

The following table shows contributions and earnings during fiscal 2013 and the account balances as of December 31, 2013, (the last business day of 2013) for our Named Executive Officers under the deferred compensation plan.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in 2013 ($)(1)	Company Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions in 2013 ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gerald W. Deitchle	—	—	—	—	—
Gregory A. Trojan	212,500	—	14,898	—	227,398
Gregory S. Levin	41,210	—	17,702	—	167,894
Gregory S. Lynds	—	—	—	—	—
Wayne L. Jones	139,589	—	13,046	—	673,369
Brian S. Krakower	—	—	—	—	—

(1)	These amounts represent the executive’s contributions during fiscal 2013, and are included in the “Salary” column in the Summary Compensation Table for fiscal 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Related Parties

Jacmar Companies.  As of December 31, 2013, Jacmar Companies and their affiliates (collectively referred to herein as “Jacmar”) owned approximately 11.2% of our outstanding Common Stock. James A. Dal Pozzo, a member of our Board of Directors, is the Chairman of the Board and Chief Executive Officer of Jacmar. Jacmar, through its affiliation with Distribution Market Advantage, Inc. (“DMA”), a national foodservice distribution consortium whose participants are prominent regional foodservice distributors, is currently our largest supplier of food, beverage, paper products and supplies. We began using DMA for our national foodservice distribution in July 2006, after an extensive competitive bidding process. In July 2012, we finalized a new five-year agreement with DMA, after conducting another extensive competitive bidding process. Jacmar services our restaurants in California and Nevada, while other DMA distributors service our restaurants in all other states. We also understand that Jacmar and its affiliates are the controlling shareholders of the Shakey’s pizza parlor chain. We believe that Jacmar sells products to us at prices comparable to those offered by unrelated third parties based on our competitive bidding process. Jacmar supplied us with $82.8 million, $78.0 million, and $68.0 million of food, beverage, paper products and supplies for fiscal 2013, 2012, and 2011, respectively, which represented 22.6%, 23.9%, and 24.3% of our total costs of sales and operating and occupancy costs, respectively. We had trade payables related to these products of $4.8 million and $3.7 million, at December 31, 2013 and January 3, 2013, respectively. Jacmar does not provide us with any produce, liquor, wine or beer products, all of which are provided by other vendors and are included in total cost of sales. The Board of Directors has reviewed the terms of the agreements relating to pricing between Jacmar and us, and believes that the terms are at least as favorable or more favorable than we could obtain from another third party offering comparable goods and services.

Consulting Agreement with Gerald (“Jerry”) W. Deitchle. Effective February 1, 2013, we entered into a Consulting Agreement with Mr. Deitchle. Pursuant to the terms of the Consulting Agreement, Mr. Deitchle provided part-time CEO transition services to us from February 1, 2013 through June 30, 2013 (the “Transition Period”). In addition to any non-employee director fees and any other retirement benefits to which Mr. Deitchle is entitled, he received a consulting fee of $20,000 per month during the Transition Period as well as a non-accountable expense allowance of $3,000 per month for office, automobile, cell phone and other expenses. We also agreed to allow Mr. Deitchle and his spouse to participate in group health insurance coverage through December 31, 2017.

During the period from July 1, 2013, until the earlier of (i) termination of Mr. Deitchle’s service as a member of our Board of Directors, (ii) thirty (30) days following delivery of notice of termination by us or Mr. Deitchle, or (iii) immediately upon Mr. Deitchle’s death or disability, Mr. Deitchle will receive a fee of $1,000 per month for consulting services relating to new restaurant site selection and such other services as may be mutually agreed. In the event that such services are expected to exceed more than four hours per month, an appropriate daily fee will be negotiated. In addition, in connection with Mr. Deitchle’s retirement as an employee and officer, the Compensation Committee extended the exercise period of Mr. Deitchle’s fully vested option to purchase 275,000 shares of our Common Stock, dated January 14, 2005, originally granted under our 1996 Stock Option Plan. The exercise period was extended to February 1, 2014, and was subsequently extended to January 10, 2015, in exchange for Mr. Deitchle agreeing to forego any equity award he would otherwise have been entitled to receive as a non-employee director in January 2014.

Procedures for Approval of Related Party Transactions

To the extent that any “related-person transaction” is proposed, it is our policy that the Board or a committee designated by the Board (in each case without the participation of the related person in question) will review the material facts of the related-person transaction and either approve, ratify, reject, rescind or take other appropriate action with respect to the transaction. In considering related-person transactions, the Board takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director’s independence if the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. We do not currently have a written policy with respect to consideration of related-person transactions although certain aspects of such types of transactions are the subject of our Code of Integrity, Ethics and Conduct.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe all filings required to be made by our executive officers, directors and greater than 10% beneficial owners under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis except as set forth below. Based on the information provided to us by the persons or entities indicated:

•	Wesley A. Nichols did not file a timely Form 3 with respect to his appointment as director to the Board on December 11, 2013. Mr. Nichols subsequently filed the required Form 3 on December 27, 2013.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Requirements for Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials.  In order for a shareholder proposal to be included in the Board of Directors’ Proxy Statement for the next Annual Meeting of Shareholders, such proposal must be received at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, Attention: Corporate Secretary, no later than the close of business on December 31, 2014.

Requirements for Shareholder Proposals and Nominations to be Brought Before the Annual Meeting.  Our bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our 2015 Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to our Corporate Secretary at the address indicated above no later than the close of business on March 6, 2015, and not earlier than February 4, 2015. This notice must contain the information required by our bylaws. In the event that the 2015 Annual Meeting is called for a date that is not within thirty days of June 3, 2015, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth day following the date on which announcement of the date of the 2015 Annual Meeting is first made.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

The proxy solicited by the Board of Directors for the 2015 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to December 31, 2014. If the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on such shareholder proposal or nomination.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders containing our Consolidated Financial Statements for the fiscal year ended December 31, 2013, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to us.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, as filed with the SEC (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: BJ’S RESTAURANTS, INC., 7755 CENTER AVENUE, SUITE 300, HUNTINGTON BEACH, CALIFORNIA 92647, ATTENTION: CORPORATE SECRETARY. If exhibit copies are requested, a copying charge of $.20 per page may be required.

By Order of the Board of Directors,

Gerald W. Deitchle	Gregory A. Trojan
Chairman of the Board	President and Chief Executive Officer

April 30, 2014

Huntington Beach, California

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on June 2, 2014.

Vote by Internet
• Go to www.investorvote.com/BJRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold	Abstain				For	Withhold	Abstain		For	Withhold	Abstain	+
	01 - GERALD W. DEITCHLE	☐	☐	☐	02 - JAMES A. DAL POZZO			☐	☐	☐	03 - J. ROGER KING	☐	☐	☐
	04 - LARRY D. BOUTS	☐	☐	☐	05 - PATRICK WALSH			☐	☐	☐	06 - PETER A. BASSI	☐	☐	☐
	07 - MARK A. MCEACHEN	☐	☐	☐	08 - LEA ANNE S. OTTINGER			☐	☐	☐	09 - NOAH ELBOGEN	☐	☐	☐
	10 - GREGORY A. TROJAN	☐	☐	☐	11 - WESLEY A. NICHOLS			☐	☐	☐
					For	Against	Abstain						For	Against	Abstain
2.	Approval, on an advisory and non-binding basis, of the compensation of named executive officers.				☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.				☐	☐	☐

4.

NOTE: In their discretion, the Proxy Holder(s) are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4 promulgated by the Securities and Exchange Commission.

To the extent cumulative voting applies, the undersigned hereby grants to the Proxy Holder(s) discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BJ’S RESTAURANTS, INC.	+

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 3, 2014

THE UNDERSIGNED HEREBY APPOINTS GREGORY A. TROJAN AND GREGORY S. LEVIN, AND EACH OF THEM ACTING INDIVIDUALLY, AS PROXY HOLDERS, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF BJ’S RESTAURANTS, INC., A CALIFORNIA CORPORATION, TO BE HELD AT BJ’S RESTAURANTS, INC., 7755 CENTER AVE., 4TH FLOOR, HUNTINGTON BEACH, CALIFORNIA 92647, ON TUESDAY, JUNE 3, 2014, AT 9:00 A.M., PACIFIC DAYLIGHT TIME, AND AT ANY ADJOURNMENT THEREOF, AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS STATED ON THE REVERSE SIDE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL THE NOMINEES TO THE BOARD OF DIRECTORS LISTED, FOR PROPOSALS 2 AND 3 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER PROPOSAL THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Continued and to be Signed on the Other Side)

C	Non-Voting Items

Change of Address — Please print new address below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold	Abstain				For	Withhold	Abstain		For	Withhold	Abstain	+
	01 - GERALD W. DEITCHLE	☐	☐	☐	02 - JAMES A. DAL POZZO			☐	☐	☐	03 - J. ROGER KING	☐	☐	☐
	04 - LARRY D. BOUTS	☐	☐	☐	05 - PATRICK WALSH			☐	☐	☐	06 - PETER A. BASSI	☐	☐	☐
	07 - MARK A. MCEACHEN	☐	☐	☐	08 - LEA ANNE S. OTTINGER			☐	☐	☐	09 - NOAH ELBOGEN	☐	☐	☐
	10 - GREGORY A. TROJAN	☐	☐	☐	11 - WESLEY A. NICHOLS			☐	☐	☐
					For	Against	Abstain						For	Against	Abstain
2.	Approval, on an advisory and non-binding basis, of the compensation of named executive officers.				☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.				☐	☐	☐

4.

NOTE: In their discretion, the Proxy Holder(s) are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4 promulgated by the Securities and Exchange Commission.

To the extent cumulative voting applies, the undersigned hereby grants to the Proxy Holder(s) discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BJ’S RESTAURANTS, INC.	+

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 3, 2014

THE UNDERSIGNED HEREBY APPOINTS GREGORY A. TROJAN AND GREGORY S. LEVIN, AND EACH OF THEM ACTING INDIVIDUALLY, AS PROXY HOLDERS, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF BJ’S RESTAURANTS, INC., A CALIFORNIA CORPORATION, TO BE HELD AT BJ’S RESTAURANTS, INC., 7755 CENTER AVE., 4TH FLOOR, HUNTINGTON BEACH, CALIFORNIA 92647, ON TUESDAY, JUNE 3, 2014, AT 9:00 A.M., PACIFIC DAYLIGHT TIME, AND AT ANY ADJOURNMENT THEREOF, AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS STATED ON THE REVERSE SIDE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL THE NOMINEES TO THE BOARD OF DIRECTORS LISTED, FOR PROPOSALS 2 AND 3 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER PROPOSAL THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Continued and to be Signed on the Other Side)